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EXHIBIT 4.2 - 2003-A INDENTURE SUPPLEMENT

                                                                [EXECUTION COPY]

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                       SERIES 2003-A INDENTURE SUPPLEMENT
                            Dated as of May 29, 2003

                                       TO

                                MASTER INDENTURE
                            dated as of July 1, 2002

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                       FNANB CREDIT CARD MASTER NOTE TRUST
                                     Issuer

                                       and

                               JPMORGAN CHASE BANK
                                Indenture Trustee

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                                  $423,500,000
                       FNANB CREDIT CARD MASTER NOTE TRUST
                                  SERIES 2003-A

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                                TABLE OF CONTENTS

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                                            ARTICLE I
                               CREATION OF THE SERIES 2003-A NOTES

Section 1.1       Designation.................................................................1

                                           ARTICLE II
                                           DEFINITIONS

Section 2.1       Definitions.................................................................1
Section 2.2       Minimum Transferor Interest Percentage and Minimum Aggregate
                  Principal Receivables......................................................16
Section 2.3       Reassignment and Transfer Terms............................................16
Section 2.4       Delivery and Payment for the Notes.........................................16
Section 2.5       Form of Delivery of the Series 2003-A Notes................................16

                                           ARTICLE III
                                     SERVICING COMPENSATION

Section 3.1       Servicing Compensation.....................................................16

                                           ARTICLE IV
                       RIGHTS OF SERIES 2003-A NOTEHOLDERS AND ALLOCATION
                                 AND APPLICATION OF COLLECTIONS

Section 4.1       Collections and Allocations................................................17
Section 4.2       Determination of Monthly Interest..........................................19
Section 4.3       Determination of LIBOR.....................................................20
Section 4.4       Determination of Monthly Principal.........................................20
Section 4.5       Application of Available Funds, Shared Excess Finance Charge
                  Collections and Available Principal Collections............................21
Section 4.6       Finance Charge Shortfall...................................................23
Section 4.7       Investor Charge-Offs.......................................................23
Section 4.8       Reallocated Principal Collections..........................................24
Section 4.9       Principal Shortfall........................................................24
Section 4.10      The Policy.................................................................25
Section 4.11      Principal Funding Account..................................................27
Section 4.12      Reserve Account............................................................28
Section 4.13      Postponement of Accumulation Period........................................30
Section 4.14      Suspension of Accumulation Period..........................................30
Section 4.15      Spread Account.............................................................32
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
                                            ARTICLE V
                            DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Section 5.1       Distributions..............................................................34
Section 5.2       Statements to Series 2003-A Noteholders....................................35

                                           ARTICLE VI
                          EARLY AMORTIZATION EVENTS; EVENTS OF DEFAULT

Section 6.1       Early Amortization Events..................................................36
Section 6.2       Events of Default..........................................................38

                                           ARTICLE VII
                                          MISCELLANEOUS

Section 7.1       Restrictions on Transfer...................................................40
Section 7.2       Ratification of Master Indenture...........................................43
Section 7.3       Counterparts...............................................................43
Section 7.4       Governing Law..............................................................43
Section 7.5       Subordination of Certain Termination Payments..............................43
Section 7.6       Paired Series..............................................................44
Section 7.7       Concerning the Indenture Trustee...........................................44
Section 7.8       Third Party Beneficiary....................................................44

EXHIBIT A              Form of Class A Note
EXHIBIT B              Form of Class B Note
EXHIBIT C              Form of Servicer Report
EXHIBIT D              Form of Monthly Statement
EXHIBIT E              Form of Servicer Certificate
EXHIBIT F              Form of Transfer Certificate
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                                       ii

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        SERIES 2003-A INDENTURE SUPPLEMENT, dated as of May 29, 2003 (the
"Indenture Supplement"), between FNANB CREDIT CARD MASTER NOTE TRUST, a business trust organized and existing under the laws of the State of Delaware (herein, the "Issuer"), and JPMORGAN CHASE BANK, a bank organized and existing under the laws of the State of New York, not in its individual capacity, but solely as
Indenture Trustee (herein, together with its successors in the trusts thereunder as provided in the Master Indenture referred to below, the "Indenture Trustee")
under the Master Indenture, dated as of July 1, 2002 (the "Master Indenture"), between the Issuer and the Indenture Trustee (the Master Indenture, together with this Indenture Supplement, the "Indenture").

        Pursuant to Section 2.11 of the Master Indenture, the Issuer may issue one or more Series of Notes. The Principal Terms of this Series are set forth in this Indenture Supplement.

                                   ARTICLE I
                       CREATION OF THE SERIES 2003-A NOTES

        Section 1.1 Designation. The Notes issued hereunder shall be designated generally as the Series 2003-A Notes. The Series 2003-A Notes shall be one of the Series of Notes in Group One and shall be a Principal Sharing
Series. The Series 2003-A Notes shall be issued initially in two certificated
Classes, which Classes shall be designated generally as the Class A Floating
Rate Asset Backed Notes, Series 2003-A and the Class B Floating Rate Asset
Backed Notes, Series 2003-A. The first Distribution Date with respect to Series
2003-A shall be July 15, 2003. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture
Supplement shall govern.

                                   ARTICLE II
                                   DEFINITIONS

        Section 2.1     Definitions.

        (a) All capitalized terms not otherwise defined herein are defined in Annex A to the Master Indenture. All Article or Section references herein mean Articles or Sections of this Indenture Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Master Indenture, each capitalized term used or defined herein shall relate only to the Series 2003-A
Notes, and to no other Series of Notes issued by the Issuer. The interpretive rules specified in Section 1.2 of the Master Indenture also apply to this Indenture Supplement. The following words and phrases shall have the following meanings with respect to the Series 2003-A Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

        "Accumulation Period" means, unless an Early Amortization Event with respect to Series 2003-A shall have occurred prior thereto, the period commencing at the close of business on the last day of the April 2005 Collection
Period, or such later date as shall be determined in accordance with Section
4.13 or Section 4.14, and ending on the earlier of (a) the

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commencement of the Early Amortization Period and (b) the date on which the
Series 2003-A Notes are paid in full.

        "Accumulation Period Factor" means, for each Collection Period, a fraction (a) the numerator of which is equal to the sum of the initial note principal balances (or other corresponding amounts) of all outstanding Note
Series and the initial invested amounts of all outstanding Certificate Series, and (b) the denominator of which is equal to the sum of (i) the Initial Note
Principal Balance, (ii) the initial note principal balances (or other corresponding amounts) of all outstanding Note Series (other than Series 2003-A) and the initial invested amounts of all outstanding Certificate Series, in each case which are not expected to be in their revolving periods during such Collection Period and (iii) the initial note principal balances (or other corresponding amounts) of all outstanding Note Series (other than Series 2003-A) and the initial invested amounts of all outstanding Certificate Series, in each case which are not allocating Shared Principal Collections to other Series and are expected to be in their revolving periods during such Collection Period.

        "Accumulation Period Length" is defined in Section 4.13.

        "Adjusted Invested Amount" means, as of any date, an amount equal to the sum of (a) the Invested Amount as of such date and (b) the aggregate amount on deposit in the Principal Funding Account on such date (excluding, in the case of clause (b), any Insured Amount paid by Ambac prior to such date in respect of any Potential Class A Charge-Off or for the purpose of reimbursing Investor
Charge-Offs and excluding Principal Funding Investment Proceeds).

        "Adjusted Portfolio Yield" means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum, without duplication, of (a) the Collections of Finance Charge
Receivables for such Collection Period that are allocated to Series 2003-A
(including any interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the Excess Funding Account applied as Collections of Finance Charge Receivables for such Collection Period), plus
(b) the interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the Spread Account required to be deposited into the Collection Account on the Distribution Date immediately following the last day of such Collection Period pursuant to Section 4.15(f), minus (c) the Investor Default Amount for the Distribution Date immediately following the last day of such Collection Period minus (d) the Series Adjustment
Amount with respect to such Collection Period for Series 2003-A, and the denominator of which is the Invested Amount as of the last day of such Collection Period.

        "Allocable Amount" means, for any Distribution Date, the sum of the Investor Default Amount for such Distribution Date and the Series Adjustment
Amount with respect to the preceding Collection Period for Series 2003-A.

        "Ambac" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

        "Assignee" is defined in Section 7.1(c).

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        "Available Funds" means, for any Collection Period, an amount equal to the sum of (a) the Floating Allocation Percentage of Collections of Finance
Charge Receivables for such Collection Period (including any interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the Excess Funding Account applied as, and any other amounts that are to be treated as, Collections of Finance Charge Receivables for such Collection
Period in accordance with the Indenture), (b) the Principal Funding Investment
Proceeds, if any, withdrawn from the Principal Funding Account on the
Distribution Date immediately following the last day of such Collection Period and included in Available Funds pursuant to Section 4.11(c), (c) the amount, if any, withdrawn from the Reserve Account on the Distribution Date immediately following the last day of such Collection Period and included in Available Funds pursuant to Section 4.12(d), (d) the interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the Reserve
Account withdrawn from the Reserve Account on the Distribution Date immediately following the last day of such Collection Period and included in Available Funds pursuant to Section 4.12(e) and (e) the interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the
Spread Account withdrawn from the Spread Account on the Distribution Date immediately following the last day of such Collection Period and included in
Available Funds pursuant to Section 4.15(f).

        "Available Principal Collections" means, for any Distribution Date, an amount equal to (a) the applicable Invested Percentage of Collections of Principal Receivables for the preceding Collection Period, plus (b) any amounts included in Available Principal Collections for such Distribution Date pursuant to Section 4.5, plus (c) any Shared Principal Collections allocated to Series
2003-A for such Distribution Date, plus (d) any amounts withdrawn from the Spread Account and included in Available Principal Collections for such Distribution Date pursuant to Section 4.15(d), plus (e) during the Accumulation
Period (so long as no other Certificate Series or Note Series is in an early amortization period) or the Early Amortization Period, any amounts allocated to Series 2003-A for such Distribution Date pursuant to Section 4.9, minus (f) any
Reallocated Principal Collections applied on such Distribution Date pursuant to
Section 4.8.

        "Available Reserve Account Amount" means, for any Distribution Date, the amount on deposit in and available to be withdrawn from the Reserve Account on such Distribution Date (before giving effect to any deposit to be made to, but after giving effect to any withdrawal to be made from, the Reserve Account on such date).

        "Available Spread Account Amount" means, for any Distribution Date, the amount on deposit in and available to be withdrawn from the Spread Account on such Distribution Date (before giving effect to any deposit or withdrawal to be made to or from the Spread Account on such date).

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        "Base Rate" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the sum of (a) the Class A
Monthly Interest for the Distribution Date immediately following the last day of such Collection Period multiplied by a fraction, the numerator of which is 360 and the denominator of which is the number of days in the Interest Period ending on the Distribution Date following the last day of such Collection Period, (b)
the Investor Monthly Servicing Fee for the Distribution Date following the last day of such Collection Period multiplied by a fraction, the numerator of which is 360 and the denominator of which is the number of days in such Collection
Period and (c) the Monthly Series Enhancement Fee for the Distribution Date
following the last day of such Collection Period multiplied by a fraction, the numerator of which is 360 and the denominator of which is the number of days in such Collection Period, and the denominator of which is the Adjusted Invested
Amount as of the last day of the Collection Period preceding such Collection
Period (or, in the case of the first Collection Period, as of the Closing Date);
provided, however, that, if neither the Transferor nor any of its Affiliates owns the Class B Notes, the numerator used to calculate the Base Rate for any
Collection Period shall also include the Class B Monthly Interest for the
Distribution Date following the last day of such Collection Period multiplied by a fraction, the numerator of which is 360 and the denominator of which is the number of days in the Interest Period ending on the Distribution Date following the last day of such Collection Period.

        "Certificate Series" means any "Series" as defined in the Pooling and Servicing Agreement, excluding any series evidenced by the Collateral
Certificate.

        "Class A Additional Interest" is defined in Section 4.2(a).

        "Class A Initial Note Principal Balance" means the aggregate initial principal amount of the Class A Notes, which is $423,500,000.

        "Class A Interest Shortfall" is defined in Section 4.2(a).

        "Class A Invested Amount" means, as of any date, an amount equal to the lesser of (a) the Class A Note Principal Balance as of such date minus the balance on deposit in the Principal Funding Account as of such date (excluding
Principal Funding Investment Proceeds) and (b) the Invested Amount as of such date.

        "Class A Monthly Interest" is defined in Section 4.2(a).

        "Class A Monthly Principal" is defined in Section 4.4(a).

        "Class A Note Principal Balance" means, as of any date, an amount equal to (a) the Class A Initial Note Principal Balance minus (b) the aggregate amount of principal payments made to the Class A Noteholders prior to such date;
provided, however, that the Class A Note Principal Balance may not be reduced below zero.

        "Class A Note Rate" means, for any Interest Period, a per annum rate of 0.48% in excess of LIBOR, as determined on the related LIBOR Determination Date;
provided, however, that, for the first Interest Period, the Class A Note Rate shall equal a per annum rate of 0.48% in excess of the weighted average of the LIBORs determined on the May 27, 2003 and June 12, 2003 LIBOR Determination
Dates, weighted based upon the number of days in the period from

                                        4

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and including the Closing Date to but excluding June 16, 2003 and in the period from and including June 16, 2003 to but excluding July 15, 2003, respectively.

        "Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

        "Class A Notes" means any one of the Notes executed by the Transferor and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

        "Class A Penalty Rate" means, for any Interest Period, the sum of the Class A Note Rate for such Interest Period and 2.00% per annum.

        "Class A Required Amount" means, for any Distribution Date, the amount, if any, by which the amount described in Section 4.5(a)(i) for such Distribution
Date exceeds the sum of (a) the Available Funds and Shared Excess Finance Charge
Collections applied on such Distribution Date to pay such amount pursuant to
Section 4.5(a)(i) plus (b) the amount withdrawn from the Spread Account and applied on such Distribution Date to pay such amount pursuant to Section
4.15(c).

        "Class B Additional Interest" is defined in Section 4.2(b).

        "Class B Initial Note Principal Balance" means the aggregate initial principal amount of the Class B Notes, which is $126,500,000.

        "Class B Interest Shortfall" is defined in Section 4.2(b).

        "Class B Monthly Interest" is defined in Section 4.2(b).

        "Class B Monthly Principal" is defined in Section 4.4(b).

        "Class B Note Principal Balance" means, as of any date, an amount equal to (a) the Class B Initial Note Principal Balance minus (b) the aggregate amount of principal payments made to the Class B Noteholders prior to such date;
provided, however, that the Class B Note Principal Balance may not be reduced below zero.

        "Class B Note Rate" means, for any Interest Period, a per annum rate of 7.75% in excess of LIBOR, as determined on the related LIBOR Determination Date;
provided, however, that, for the first Interest Period, the Class B Note Rate shall equal a per annum rate of 7.75% in excess of the weighted average of the LIBORs determined on the May 27, 2003 and June 12, 2003 LIBOR Determination
Dates, weighted based upon the number of days in the period from and including the Closing Date to but excluding June 16, 2003 and in the period from and including June 16, 2003 to but excluding July 15, 2003, respectively.

        "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

        "Class B Notes" means any one of the Notes executed by the Transferor and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit B.

                                        5

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        "Class B Penalty Rate" means, for any Interest Period, the sum of the
Class B Note Rate for such Interest Period and 2.00% per annum.

        "Closing Date" means May 29, 2003.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collection Period" means the period from and including the first day of a calendar month to and including the last day of such calendar month (or, in the case of the first Collection Period applicable to Series 2003-A, the period from and including the Closing Date to and including June 30, 2003).

        "Control Transfer Event" means either of the following events: (a) Ambac shall default on its obligations under the Policy or (b) Ambac shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 60 days after its filing.

        "Controlled Accumulation Amount" means, for any Distribution Date with respect to the Accumulation Period, $35,291,667; provided, however, that, if the Accumulation Period Length shall be determined to be less than 12 months in accordance with Section 4.13, the Controlled Accumulation Amount for any Distribution Date with respect to the Accumulation Period shall be equal to (i) the product of (x) $35,291,667 and (y) the Accumulation Period Factor for the Collection Period preceding such Distribution Date divided by (ii) the Required
Accumulation Factor Number for such Distribution Date.

        "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled
Accumulation Amount for such Distribution Date and any Deficit Controlled
Accumulation Amount for the immediately preceding Distribution Date.

        "Covered Amount" means, for any Distribution Date with respect to the Accumulation Period or the first Special Distribution Date, an amount equal to the product of (i) the Class A Note Rate for the related Interest Period, (ii) the aggregate amount, if any, on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date (excluding Principal
Funding Investment Proceeds) and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360.

        "Debtor Relief Law" means the Bankruptcy Code of the United States of
America and all other applicable liquidation, conservatorship, bankruptcy, fraudulent conveyance, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors (including creditors of national banking associations) generally.

        "Deficiency Amount" is defined in the Policy.

                                        6

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        "Deficit Controlled Accumulation Amount" means (a) on the first
Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited into the Principal Funding Account on or before that Distribution Date and (b) on each subsequent Distribution Date with respect to the Accumulation
Period, the excess, if any, of the Controlled Deposit Amount for such subsequent
Distribution Date over the amount deposited into the Principal Funding Account with respect to that Distribution Date.

        "Early Amortization Event" is defined in Section 6.1.

        "Early Amortization Period" means the period commencing on the day on which an Early Amortization Event is deemed to have occurred and ending on the earlier of (a) the date on which the Series 2003-A Notes and all amounts described in Sections 4.5(a)(v), (viii) and (ix) are paid in full and (b) the Stated Series Termination Date.

        "Enhancement Provider" means, with respect to Series 2003-A, Ambac.

        "Excess Shared Principal Collections" is defined in Section 4.15(a).

        "Excess Spread Percentage" means, for any Collection Period, the
Adjusted Portfolio Yield for such Collection Period minus the Base Rate for such
Collection Period.

        "Expected Final Distribution Date" means the May 2006 Distribution Date.

        "Finance Charge Shortfall" is defined in Section 4.6.

        "Financial Trigger Event" is defined in the Insurance Agreement.

        "Fixed Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal
Receivables as of the last day of the preceding Collection Period and (b) the Excess Funding Amount at the end of such last day and (ii) the sum of the numerators used to calculate the corresponding invested percentages for all Series outstanding as of the date on which such determination is being made;
provided, however, that, for any Collection Period in which Additional Accounts are included as Accounts pursuant to Section 2.6(a) or Section 2.6(b) of the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as applicable, the amount calculated in clause (i) above shall be increased by the amount of Principal Receivables in such Additional Accounts as of the Additional
Account Cut-Off Date on and after the Additional Account Closing Date applicable to such Additional Accounts; provided further, that the Fixed Allocation
Percentage for any Collection Period during or after which the Adjusted Invested
Amount is reduced to zero shall be zero; and, provided further, that if the Series 2003-A Notes are paired with a Paired Series and the Early Amortization
Period (as defined in the Indenture Supplement for such Paired Series) commences, the Transferor may, if the Rating Agency Condition shall have been satisfied, by written notice to the Indenture Trustee and the Servicer, designate a different numerator to be used to determine such percentage
(provided that such numerator is not less than the Invested Amount as of the last day of the Revolving Period (as defined in the Indenture Supplement for such Paired Series)).

                                        7

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        "Floating Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the
Invested Amount as of the last day of the preceding Collection Period (or the
Initial Note Principal Balance, in the case of the first Collection Period) and the denominator of which is equal to the greater of (i) the sum of (a) the
Aggregate Principal Receivables as of the last day of such preceding Collection
Period (or the Closing Date, in the case of the first Collection Period) and (b)
the Excess Funding Amount at the end of such last day and (ii) the sum of the numerators used to calculate the corresponding invested percentages for all
Series outstanding as of the date on which such determination is being made;
provided, however, that, for any Collection Period in which Additional Accounts are included as Accounts pursuant to Section 2.6(a) or Section 2.6(b) of the
Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as
applicable, the amount calculated in clause (i) above shall be increased by the amount of Principal Receivables in such Additional Accounts as of the Additional
Account Cut-Off Date on and after the Additional Account Closing Date applicable to such Additional Accounts.

        "Initial Note Principal Balance" means the aggregate initial principal amount of the Series 2003-A Notes, which is $550,000,000.

        "Insurance Agreement" means the Insurance and Indemnity Agreement dated as of May 29, 2003 among Ambac, the Bank, the Transferor, the Servicer, the Issuer and the Indenture Trustee.

        "Insured Amount" is defined in the Policy.

        "Insured Payment" is defined in the Policy.

        "Interest Period" means, for any Distribution Date, the period from and including the Distribution Date preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

        "Invested Amount" means, as of any date, an amount equal to (a) the Initial Note Principal Balance, minus (b) the aggregate amount on deposit in the Principal Funding Account as of such date (excluding Principal Funding
Investment Proceeds), minus (c) the aggregate amount of principal payments made to the Noteholders prior to such date, minus (d) the aggregate amount of payments made to Ambac prior to such date pursuant to Section 4.5(c)(ii), minus
(e) the aggregate amount of Investor Charge-Offs for all prior Distribution
Dates, minus (f) the aggregate amount of Reallocated Principal Collections applied on all prior Distribution Dates pursuant to Section 4.8, plus (g) the aggregate amount of the reductions of the Series Adjustment Amount allocated to Series 2003-A prior to such date, plus (h) the sum of the amount of Available
Funds and Shared Excess Finance Charge Collections allocated on all prior
Distribution Dates pursuant to Section 4.5 for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (e) and (f), plus (i) the amount of any Insured Amount paid by Ambac prior to such date for the purpose of reimbursing Investor Charge-Offs (as described in Section 4.10(b)); provided, however, that the Invested Amount may not be reduced below zero; and, provided further, that the Invested Amount shall not be reduced by the amount of principal, if any, paid to the Class A Noteholders by Ambac on the Stated Series
Termination Date (other

                                        8


than any such amount paid in respect of any Potential Class A Charge-Off or for the purpose of reimbursing Investor Charge-Offs).

        "Invested Percentage" means, for any Collection Period, (a) when used with respect to Finance Charge Receivables at any time or Principal Receivables during the Revolving Period, the Floating Allocation Percentage, (b) when used with respect to Principal Receivables during the Accumulation Period or the Early Amortization Period, the Fixed Allocation Percentage and (c) when used with respect to the Default Amount or the Series Adjustment Amount at any time, the Floating Allocation Percentage.

        "Investor Charge-Offs" is defined in Section 4.7.

        "Investor Default Amount" means, for any Distribution Date, an amount equal to the product of (a) the Default Amount for the preceding Collection Period and (b) the Floating Allocation Percentage for such Collection Period.

        "Investor Monthly Servicing Fee" is defined in Section 3.1.

        "Late Payment Rate" means the lesser of (a) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2.00% per annum and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates (such rate to be computed on the basis of the actual number of days elapsed over a year of 360 days).

        "LIBOR" means, for any Interest Period, the London interbank offered rate for one-month dollar deposits determined by the Indenture Trustee for such Interest Period in accordance with Section 4.3.

        "LIBOR Determination Date" means (i) for the period from and including the Closing Date to but excluding June 16, 2003, May 27, 2003, (ii) for the period from and including June 16, 2003 to but excluding July 15, 2003, June 12, 2003, and (iii) for each subsequent Interest Period, the second Business Day prior to the Distribution Date on which such Interest Period commences. For purposes of this definition, a Business Day is any day which is both a Business Day and a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

        "Minimum Aggregate Principal Receivables" is defined in Section 2.2.

        "Minimum Transferor Interest Percentage" is defined in Section 2.2.

        "Monthly Interest" means, for any Distribution Date, the sum of the Class A Monthly Interest and the Class B Monthly Interest, in each case for such Distribution Date.

        "Monthly Required Deposit Amount" is defined in Section 4.1(b).

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        "Monthly Series Enhancement Fee" is defined in the Premium Side Letter
Agreement; provided, however, that the Monthly Series Enhancement Fee shall not exceed 0.40% per annum.

        "Note Principal Balance" means, as of any date, an amount equal to the sum of the Class A Note Principal Balance as of such date and the Class B Note Principal Balance as of such date.

        "Note Series" means any "Series" as defined in the Master Indenture.

        "Notice" is defined in the Policy.

        "Order" is defined in Section 4.10(c).

        "Paired Series" is defined in Section 7.6.

        "Policy" means the Note Guarantee Insurance Policy, policy number AB0668BE, issued by Ambac in favor of the Indenture Trustee for the benefit of the Class A Noteholders, which policy has an effective date of May 29, 2003.

        "Portfolio Yield" means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum, without duplication, of (a) the Collections of Finance Charge Receivables for such Collection Period that are allocated to Series 2003-A (including any interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the Excess Funding Account applied as Collections of Finance Charge Receivables for such Collection Period), plus (b) any Shared Excess Finance Charge Collections allocated to Series 2003-A on the Distribution Date following the last day of such Collection Period, plus (c) the interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the Spread Account required to be deposited into the Collection Account on the Distribution Date immediately following the last day of such Collection Period pursuant to Section 4.15(f), plus (d) the Principal Funding Investment Proceeds, if any, required to be deposited into the Collection Account on the Distribution Date immediately following the last day of such Collection Period pursuant to Section 4.11(c), plus (e) the interest and other investment earnings, if any (net of losses and investment expenses), on funds on deposit in the Reserve Account required to be deposited into the Collection Account on the Distribution Date immediately following the last day of such Collection Period pursuant to Section 4.12(e), plus (f) the amount available to be withdrawn from the Reserve Account on the Distribution Date immediately following the last day of such Collection Period pursuant to Section 4.12(d), minus (g) the Investor Default Amount for the Distribution Date immediately following the last day of such Collection Period, minus (h) the Series Adjustment Amount with respect to such Collection Period for Series 2003-A, and the denominator of which is the Adjusted Invested Amount as of the last day of such Collection Period.

        "Potential Class A Charge-Off" means, for any Distribution Date, the amount, if any, by which the Allocable Amount for such Distribution Date exceeds the sum of (i) the Available Funds and Shared Excess Finance Charge Collections available to be applied on such Distribution Date to cover such Allocable Amount pursuant to Section 4.5(a)(iii), (ii) the amount available to be withdrawn from the Spread Account on such Distribution Date to cover such

Allocable Amount pursuant to Section 4.15(d) and (iii) the amount, if any, by which the Invested Amount as of such Distribution Date exceeds the Class A Invested Amount as of such Distribution Date.

        "Preference Amount" is defined in Section 4.10(c).

        "Premium Side Letter Agreement" means the letter agreement dated May 29, 2003 among Ambac, the Bank and the Issuer setting forth the payment arrangements for the Monthly Series Enhancement Fee and certain other fees and expenses.

        "Principal Funding Account" is defined in Section 4.11(a).

        "Principal Funding Investment Proceeds" is defined in Section 4.11(b).

        "Principal Reallocation Amount" means, for any Distribution Date, an amount equal to the lesser of (a) the sum of the Class A Required Amount and the Servicing Fee Required Amount, in each case for such Distribution Date, and (b) $126,500,000 minus the aggregate amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections, in each case as of the last day of the preceding Collection Period minus the Investor Charge-Offs, if any, for such Distribution Date; provided, however, that the amount described in clause
(b) above shall not be less than zero.

        "Principal Shortfall" is defined in Section 4.9.

        "Pro Forma Investor Default Amount" means, for any Distribution Date, the average of the Investor Default Amounts for the three consecutive Distribution Dates preceding such Distribution Date; provided, however, that the Investor Default Amount for each of the three consecutive Distribution Dates preceding the first Distribution Date shall equal the product of the Default Amount for the Collection Period preceding such Distribution Date and a fraction, the numerator of which is the Initial Note Principal Balance and the denominator of which is equal to the sum of (i) the Aggregate Principal Receivables as of the last day of such preceding Collection Period and (ii) the Excess Funding Amount at the end of such last day.

        "Qualified Institution" means (i) a depository institution, which may include the Indenture Trustee, organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch or agency of any foreign bank), the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1 and P-1 by Standard & Poor's and Moody's, respectively, and, if rated by Fitch, at least F-1 by Fitch or a long-term unsecured debt rating of at least AA and Aa2 by Standard & Poor's and Moody's, respectively, and, if rated by Fitch, at least A by Fitch or (ii) a depository institution, which may include the Indenture Trustee, otherwise acceptable to each Rating Agency.

        "Qualified Maturity Agreement" means (i) a written agreement between the Transferor and one or more Qualified Institutions under which the Qualified Institutions agree to deposit into the Principal Funding Account on or before the Expected Final Distribution Date an amount equal to the Class A Note Principal Balance as of the Expected Final Distribution Date minus any amounts on deposit in the Principal Funding Account immediately before such deposit (excluding Principal Funding Investment Proceeds), including, without limitation, a written agreement under which the Qualified Institutions acquire an interest in the Issuer, and (ii) any other arrangement entered into in connection with the suspension of the commencement of the Accumulation Period if the Rating Agency Condition shall have been satisfied with respect to such arrangement.

        "Rating Agencies" means Fitch, Moody's and Standard & Poor's.

        "Reallocated Principal Collections" means Collections of Principal Receivables applied on any Distribution Date pursuant to Section 4.8.

        "Reference Banks" means the principal London offices of four major banks in the London interbank market as may be selected by the Servicer upon notice to the Indenture Trustee.

        "Reimbursement Amounts" means, for any Distribution Date, an amount equal to the sum of the amount paid by Ambac under the Policy on such date and all amounts previously paid by Ambac under the Policy that remain unreimbursed, together with interest (to the extent permitted by law) on any and all amounts remaining unreimbursed from the date such amounts became due until paid in full, at a rate of interest equal to the Late Payment Rate.

        "Required Accumulation Factor Number" means, for any Distribution Date, a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for any month during the 12 month period preceding the date of such calculation (or any lower monthly principal payment rate selected by the Servicer at its option and in its sole discretion).

        "Required Reserve Account Amount" means, for any Distribution Date prior to the Reserve Account Funding Date, $0, and, for any Distribution Date on or after the Reserve Account Funding Date, an amount equal to (a) the product of
(i) 0.50% and (ii) the Class A Note Principal Balance as of the preceding Distribution Date minus the aggregate amount of principal payments made to the Class A Noteholders on such preceding Distribution Date or (b) such other amount as may be designated by the Transferor; provided, however, that if any designation pursuant to clause (b) above is of a lesser amount, (i) the Rating Agency Condition shall have been satisfied with respect to the Class A Notes,
(ii) the Transferor shall have received the prior written consent of Ambac and
(iii) the Transferor shall have delivered to the Indenture Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such officer, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event to occur with respect to Series 2003-A; and, provided further, that the Required Reserve Account Amount for any Distribution Date during any period during which the commencement of the Accumulation Period has been suspended pursuant to Section
4.14 shall equal the amount on deposit in the Reserve Account on the date of such suspension (if any amount is on deposit in the Principal Funding Account on such date) or zero (if no amount is on deposit in the Principal Funding Account on such date).

        "Required Spread Account Amount" means, for any Distribution Date, an amount equal to the greatest of (i) an amount equal to the product of the Required Spread Account Percentage for such Distribution Date and the Invested Amount as of the last day of the preceding Collection Period (or, if such Distribution Date relates to the Early Amortization Period, as of the last day of the Revolving Period), (ii) if the Required Spread Account Percentage for such Distribution Date is equal to or greater than 1.00%, $5,500,000 and (iii) such other amount as may be designated by the Transferor; provided, however, that the Required Spread Account Amount for any Distribution Date shall in no event exceed the Class A Note Principal Balance as of the last day of the preceding Collection Period; and, provided further, that the Required Spread Account Amount for any Distribution Date shall in any event equal such lesser amount as may be designated by the Transferor with the prior written consent of Ambac if the Transferor shall have given prior written notice of such lesser amount to each Rating Agency.

        "Required Spread Account Percentage" means, for any Distribution Date, the percentage determined in accordance with the following table based upon the Three-Month Average Excess Spread Percentage for such Distribution Date:

               Three-Month Average          Required Spread Account
             Excess Spread Percentage             Percentage
             -----------------------------------------------------
                     >= 5.50%                        0.00%
             -----------------------------------------------------
               >= 5.00% and < 5.50%                  1.00%
             -----------------------------------------------------
               >= 4.00% and < 5.00%                  2.00%
             -----------------------------------------------------
               >= 3.00% and < 4.00%                  3.00%
             -----------------------------------------------------
               >= 2.00% and < 3.00%                  4.00%
             -----------------------------------------------------
                      < 2.00%                        7.50%
             -----------------------------------------------------

provided, however, that the Required Spread Account Percentage for any Distribution Date shall not be decreased unless (i) the Three-Month Average Excess Spread Percentage for such Distribution Date and for each of the two preceding Distribution Dates exceeds the Three-Month Average Excess Spread Percentage required to support such decrease and (ii) the Excess Spread Percentage for the Collection Period preceding such Distribution Date and for the preceding Collection Period exceeds the Three-Month Average Excess Spread Percentage required to support such decrease (in which case the Required Spread Account Percentage for such Distribution Date shall be determined in accordance with the table above based upon the Three-Month Average Excess Spread Percentage required to support such decrease); provided further, that, notwithstanding any of the above to the contrary and unless otherwise agreed to by Ambac, the Required Spread Account Percentage shall be increased to 3.00% (if the Required Spread Account Percentage then in effect is less than 3.00%) if a Financial Trigger Event has occurred and is continuing; and, provided further, that, notwithstanding any of the above to the contrary and unless otherwise agreed to by Ambac, the Required Spread Account Percentage shall be increased to 7.50% (if the Required Spread Account Percentage then in effect is less than 7.50%) if a Spread Account Trigger Event has occurred and is continuing.

        "Reserve Account" is defined in Section 4.12(a).

        "Reserve Account Draw Amount" is defined in Section 4.12(c).

        "Reserve Account Funding Date" means the Distribution Date immediately following the Collection Period which commences three months prior to the Collection Period in which the Accumulation Period commences; provided, however, that the Reserve Account Funding Date shall be accelerated to (a) the Distribution Date immediately following the Collection Period which commences four months prior to the Collection Period in which the Accumulation Period commences if the average of the Portfolio Yield minus the Base Rate for any three consecutive Collection Periods is less than 4.00%, (b) the Distribution Date immediately following the Collection Period which commences six months prior to the Collection Period in which the Accumulation Period commences if the average of the Portfolio Yield minus the Base Rate for any three consecutive Collection Periods is less than 3.00% or (c) the Distribution Date immediately following the Collection Period which commences nine months prior to the Collection Period in which the Accumulation Period commences if the average of the Portfolio Yield minus the Base Rate for any three consecutive Collection Periods is less than 2.50%; and, provided further, that the Reserve Account Funding Date shall be the Distribution Date immediately following the date on which a Qualified Maturity Agreement is terminated if (a) such Qualified Maturity Agreement is terminated because the provider of such Qualified Maturity Agreement ceases to qualify as a Qualified Institution, (b) such Qualified Maturity Agreement is terminated prior to the earlier of the Expected Final Distribution Date and the commencement of the Early Amortization Period, (c) such Qualified Maturity Agreement is terminated after the later of the last day of the April 2005 Collection Period and, at the election of the Transferor, the date to which the commencement of the Accumulation Period may be postponed pursuant to Section 4.13 (as determined on the date of such termination) and (d) the Transferor does not obtain a substitute Qualified Maturity Agreement.

        "Reserve Account Surplus" means, for any Distribution Date, the amount, if any, by which the amount on deposit in and available to be withdrawn from the Reserve Account on such Distribution Date (after giving effect to all deposits or withdrawals to be made to or from the Reserve Account on such date other than pursuant to Section 4.12(f)) exceeds the Required Reserve Account Amount for such Distribution Date.

        "Revolving Period" means the period beginning on the Closing Date and ending on the earlier of (a) the close of business on the day preceding the commencement of the Accumulation Period and (b) the close of business on the day preceding the commencement of the Early Amortization Period.

        "Series" means any Certificate Series and any Note Series.

        "Series 2003-A" means the Note Series the terms of which are specified in this Indenture Supplement.

        "Series 2003-A Note" means a Class A Note or a Class B Note.

        "Series 2003-A Noteholder" means a Class A Noteholder or a Class B Noteholder.

        "Servicing Fee Percentage" means 2.00% or, if neither FNANB nor any of its Affiliates is the Servicer and with the prior written consent of Ambac, a percentage agreed to by the trustee of the FNANB Credit Card Master Trust or, after the Certificate Trust Termination Date, the Issuer and the Successor Servicer not to exceed 4.00%.

        "Servicing Fee Required Amount" means, for any Distribution Date, the amount, if any, by which the amount described in Section 4.5(a)(ii) for such Distribution Date exceeds the Available Funds and Shared Excess Finance Charge Collections applied on such Distribution Date to pay such amount pursuant to
Section 4.5(a)(ii).

        "Shared Excess Finance Charge Collections" means, for any Collection Period, the aggregate amount for all outstanding Series in Group One of Collections of Finance Charge Receivables which the related Supplements specify are to be treated as "Shared Excess Finance Charge Collections" for such Collection Period.

        "Shared Principal Collections" means, for any Collection Period, the aggregate amount for all outstanding Series in Group One of Collections of Principal Receivables which the related Supplements specify are to be treated as "Shared Principal Collections" for such Collection Period.

        "Special Distribution Date" means each Distribution Date with respect to the Early Amortization Period.

        "Spread Account" is defined in Section 4.15(a).

        "Spread Account Deficiency" is defined in Section 4.15(a).

        "Spread Account Trigger Event" is defined in the Insurance Agreement.

        "Stated Series Termination Date" means the May 2011 Distribution Date.

        "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Market Report (or such other page as may replace that page on that report for the purpose of displaying comparable rates or prices).

        "Three-Month Average Excess Spread Percentage" means, for any Distribution Date, the average of the Excess Spread Percentages for the three consecutive Collection Periods preceding such Distribution Date; provided, however, that (i) the Three-Month Average Excess Spread Percentage for the first Distribution Date shall equal the Excess Spread Percentage for the preceding Collection Period and (ii) the Three-Month Average Excess Spread Percentage for the second Distribution Date shall equal the average of the Excess Spread Percentages for the two consecutive Collection Periods preceding such Distribution Date.

        "Transaction Documents" means the Master Indenture, this Indenture Supplement, the Transfer and Servicing Agreement, the Trust Agreement, the Administration Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Policy and, until the Certificate Trust Termination Date, the Pooling and Servicing Agreement and the Collateral Series Supplement.

        "Transfer" means any sale, conveyance, assignment, hypothecation, pledge, participation or other transfer of a Class B Note.

        Section 2.2 Minimum Transferor Interest Percentage and Minimum Aggregate Principal Receivables. The "Minimum Transferor Interest Percentage" applicable to the Series 2003-A Notes shall be 0%; provided, however, that the Transferor may, in its sole discretion, designate a higher percentage as the Minimum Transferor Interest Percentage so long as, after giving effect to such designation and any repurchase of Notes or designation of Additional Accounts, the Transferor Amount shall equal or exceed the Minimum Transferor Amount. The "Minimum Aggregate Principal Receivables" applicable to the Series 2003-A Notes shall equal the numerator used to calculate the Invested Percentage with respect to Principal Receivables or, subject to the Rating Agency Condition and the prior written consent of Ambac, such lesser amount as may be designated by the Transferor.

        Section 2.3 Reassignment and Transfer Terms. The Series 2003-A Notes may be reassigned and transferred to the Transferor on any Distribution Date on or after which the Class A Note Principal Balance is reduced to an amount less than or equal to 10% of the Class A Initial Note Principal Balance.

        Section 2.4 Delivery and Payment for the Notes. The Indenture Trustee shall deliver the Series 2003-A Notes when authenticated in accordance with Section 2.3 of the Master Indenture.

        Section 2.5 Form of Delivery of the Series 2003-A Notes. The Class A Notes shall be delivered as Book-Entry Notes as provided in Section 2.12 of the Master Indenture. The Class B Notes shall be delivered as Definitive Notes as provided in Section 2.14 of the Master Indenture. The Class A Notes shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. The Class B Notes shall be issued in minimum denominations of $500,000 and in integral multiples of $1,000 in excess thereof.

                                   ARTICLE III
                             SERVICING COMPENSATION

        Section 3.1 Servicing Compensation. The share of the Monthly Servicing Fee allocable to the Series 2003-A Noteholders for any Distribution Date (the "Investor Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Percentage and (b) the Invested Amount as of the last day of the immediately preceding Collection Period; provided, however, for the first Distribution Date, the Investor Monthly Servicing Fee shall be equal to $1,008,333.33. The Investor Monthly Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to this Indenture Supplement. The remainder of the Monthly Servicing Fee shall be paid by the Transferor or from amounts allocable to other Series (as provided in the Indenture and the Supplements relating to such other Series) and in no event shall the Issuer, the Indenture Trustee or the Series 2003-A Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Transferor or from amounts allocable to any other Series.

                                   ARTICLE IV
                     RIGHTS OF SERIES 2003-A NOTEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

        Section 4.1     Collections and Allocations.

        (a) Collections of Finance Charge Receivables for any Collection Period shall be allocated to Series 2003-A in an amount equal to the product of the amount of such Collections and the Floating Allocation Percentage for such Collection Period. Collections of Principal Receivables processed on any Business Day with respect to the Revolving Period shall be allocated to Series 2003-A in an amount equal to the product of the amount of such Collections and the Floating Allocation Percentage for the Collection Period in which such Business Day occurs. Collections of Principal Receivables processed on any Business Day with respect to the Accumulation Period or the Early Amortization Period shall be allocated to Series 2003-A in an amount equal to the product of the amount of such Collections and the Fixed Allocation Percentage for the Collection Period in which such Business Day occurs. For any Collection Period in which Additional Accounts (as defined in the Pooling and Servicing Agreement) are included as Accounts pursuant to Section 2.6(a) or Section 2.6(b) of the Pooling and Servicing Agreement or Additional Accounts are included as Accounts pursuant to Section 2.6(a) or Section 2.6(b) of the Transfer and Servicing Agreement, as applicable, (i) Collections (as defined in the Pooling and Servicing Agreement or in Annex A to the Master Indenture, as applicable) processed on any Business Day prior to the Additional Account Closing Date (as defined in the Pooling and Servicing Agreement or in Annex A to the Master Indenture, as applicable) applicable to such Additional Accounts shall be allocated to Series 2003-A by applying the applicable Invested Percentage the denominator of which equals the greater of (A) the sum of (x) the Aggregate Principal Receivables (as defined in the Pooling and Servicing Agreement or in Annex A to the Master Indenture, as applicable) as of the last day of the preceding Collection Period and (y) the Excess Funding Amount at the end of such last day and (B) the sum of the numerators used to calculate the corresponding invested percentages for all Series outstanding as of the date on which such determination is being made and (ii) Collections (as defined in the Pooling and Servicing Agreement or in Annex A to the Master Indenture, as applicable) processed on any Business Day on and after the Additional Account Closing Date applicable to such Additional Accounts shall be allocated to Series 2003-A by applying the applicable Invested Percentage the denominator of which equals the greater of (A) the amount described in clause (A) of the preceding clause (i) plus the amount of Principal Receivables in such Additional Accounts as of such Additional Account Cut-Off Date (as defined in the Pooling and Servicing Agreement or in Annex A to the Master Indenture, as applicable) and (B) the amount described in clause (B) of the preceding clause (i).

        (b) The Servicer shall apply, or shall instruct the Indenture Trustee in writing to apply, all Collections and other funds on deposit in the Collection Account that are allocated to the Series 2003-A Notes as described in this Article IV. During the Revolving Period and the Accumulation Period, Collections of Finance Charge Receivables allocable to Series 2003-A with respect to each Collection Period shall be deposited into the Collection Account on a daily basis until the LIBOR Determination Date for the Interest Period ending on the Distribution Date following the last day of such Collection Period; provided, however, that, after such LIBOR Determination Date, such Collections of Finance Charge Receivables need not be deposited into the Collection Account on a daily basis after an amount (the "Monthly Required Deposit Amount") equal to Monthly Interest for the following Distribution Date plus an amount equal to the product of 150% and the Pro Forma Investor Default Amount for such Distribution Date plus an amount equal to the aggregate amount required to be applied on such Distribution Date pursuant to Sections 4.5(a)(ii), (v), (viii) and (ix) plus an amount equal to the excess, if any, of the Required Reserve Account Amount for the preceding Distribution Date over the amount on deposit in the Reserve Account at the close of business on such preceding Distribution Date plus an amount equal to the excess, if any, of the Required Spread Account Amount for such preceding Distribution Date over the amount on deposit in the Spread Account at the close of business on such preceding Distribution Date has been deposited into the Collection Account; provided further, that, if on such LIBOR Determination Date, the aggregate amount deposited into the Collection Account pursuant to this sentence does not equal or exceed the Monthly Required Deposit Amount, Collections of Principal Receivables for such Collection Period in an amount not to exceed the amount, if any, by which the Invested Amount exceeds the Class A Invested Amount, in each case as of the date of such deposit, (in addition to such Collections of Finance Charge Receivables deposited pursuant to the preceding proviso) shall be deposited into the Collection Account on a daily basis until the aggregate amount deposited into the Collection Account pursuant to this sentence equals the Monthly Required Deposit Amount; and, provided further, that, if there are any unreimbursed Investor Charge-Offs on any date, such Collections of Finance Charge Receivables shall be deposited into the Collection Account on a daily basis until all such Investor Charge-Offs have been reimbursed. During the Revolving Period, Collections of Principal Receivables allocable to Series 2003-A with respect to each Collection Period need not be deposited into the Collection Account on a daily basis; provided, however, that, if the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account on a daily basis until the Transferor Amount equals the Minimum Transferor Amount; and, provided further, that, if the sum of the Aggregate Principal Receivables and the Excess Funding Amount is less than the Aggregate Invested Amount as of any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account on a daily basis until the sum of the Aggregate Principal Receivables and the Excess Funding Amount is equal to the Aggregate Invested Amount; and, provided further, that, if there are any unreimbursed Investor Charge-Offs on any date, such Collections of Principal Receivables shall be deposited into the Collection Account on a daily basis until all such Investor Charge-Offs have been reimbursed. During the Accumulation Period, Collections of Principal Receivables allocable to Series 2003-A with respect to any Collection Period need not be deposited into the Collection Account on a daily basis after an amount equal to the Controlled Deposit Amount with respect to such Collection Period has been deposited into the Collection Account; provided, however, that, if the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account on a daily basis until the Transferor Amount equals the Minimum Transferor Amount; and, provided further, that, if the sum of the Aggregate Principal Receivables and the Excess Funding Amount is less than the Aggregate Invested Amount as of any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account on a daily basis until the sum of the Aggregate Principal Receivables and the Excess Funding Amount is equal to the Aggregate Invested Amount; and, provided further, that, if there are any unreimbursed Investor Charge-Offs on any date, such Collections of Principal Receivables shall be deposited into the Collection Account on a daily basis until all such Investor Charge-Offs have been reimbursed. Notwithstanding the foregoing, the Servicer need not make daily deposits of Collections into the Collection Account at any time when the requirements of
Section 8.3 of the Master Indenture are satisfied.

        Section 4.2     Determination of Monthly Interest.

        (a) The amount of monthly interest ("Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Notes on any Distribution Date shall be an amount equal to the product of (i) the Class A Note Rate for the related Interest Period, (ii) the Class A Note Principal Balance as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) minus the aggregate amount of principal payments made to the Class A Noteholders on such preceding Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360.

        On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date (including the proceeds of any draw on the Policy made for the purpose of paying such Class A Monthly Interest). If the Class A Interest Shortfall for any Distribution Date is greater than zero, an additional amount ("Class A Additional Interest") equal to the product of (i) the Class A Penalty Rate for the related Interest Period, (ii) such Class A Interest Shortfall (or the portion thereof which has not theretofore been paid to the Class A Noteholders) and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, shall be payable as provided herein with respect to the Class A Notes on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class A Interest Shortfall is paid to the Class A Noteholders. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

        (b) The amount of monthly interest ("Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Notes on any Distribution Date shall be an amount equal to the product of (i) the Class B Note Rate for the related Interest Period, (ii) the Class B Note Principal Balance as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) minus the aggregate amount of principal payments made to the Class B Noteholders on such preceding Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360.

        On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the Class B Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Distribution Date. If the Class B Interest Shortfall for any Distribution Date is greater than zero, an additional amount ("Class B Additional Interest") equal to the product of (i) the Class B Penalty Rate for the related Interest Period, (ii) such Class B Interest Shortfall (or the portion thereof which has not theretofore been paid to the Class B

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

Noteholders) and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, shall be payable as provided herein with respect to the Class B Notes on each Distribution Date following such Distribution Date to and including the Distribution Date on which such Class B Interest Shortfall is paid to the Class B Noteholders. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

        Section 4.3     Determination of LIBOR.

        (a) On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR for the following Interest Period on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, LIBOR for such Interest Period shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a one-month period. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that LIBOR Determination Date shall be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

        (b) The Class A Note Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Series 2003-A Noteholder by requesting those rates from the Indenture Trustee in writing at its Corporate Trust Office.

        (c) On each LIBOR Determination Date, the Indenture Trustee shall send to the Servicer by facsimile notification of LIBOR for the following Interest Period.

        Section 4.4     Determination of Monthly Principal.

        (a) The "Class A Monthly Principal" for each Distribution Date, beginning with the first Distribution Date with respect to the Accumulation Period or the Early Amortization Period, shall be equal to the least of (x) the Available Principal Collections for such Distribution Date, (y) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (z) the Class A Invested Amount as of such Distribution Date plus the aggregate amount of Collections of Principal Receivables transferred to the Principal Funding Account pursuant to Section 4.5(d) on or after the first day of the preceding Collection Period; provided, however, that, if, as a result of the application of Section 4.14(d), the Accumulation Period shall commence after the later of the last day of the April 2005 Collection Period and the date to which the commencement of the Accumulation Period may be postponed pursuant to Section 4.13, Class A Monthly Principal for each Distribution Date with respect to the Accumulation Period shall be calculated without regard to clause (y) above.

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

        (b) The "Class B Monthly Principal" shall be equal to (i) for each Distribution Date before the Distribution Date on which the Class A Notes are paid in full, zero, and (ii) for the Distribution Date on which the Class A Notes are paid in full and for each Distribution Date thereafter, the lesser of
(x) the Available Principal Collections for such Distribution Date minus the portion of such Available Principal Collections applied in respect of Class A Monthly Principal on such Distribution Date and (y) the Invested Amount as of such Distribution Date (after giving effect to any payment of Class A Monthly Principal on such Distribution Date).

        Section 4.5 Application of Available Funds, Shared Excess Finance Charge Collections and Available Principal Collections. The Servicer shall apply, or shall instruct the Indenture Trustee in writing to apply, on each Distribution Date, Available Funds for the preceding Collection Period, Shared Excess Finance Charge Collections allocated to Series 2003-A on such Distribution Date and Available Principal Collections for such Distribution Date to make the following distributions:

        (a) On each Distribution Date, Available Funds for the preceding Collection Period and Shared Excess Finance Charge Collections allocated to Series 2003-A on such Distribution Date shall be applied in the following priority:

                (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Noteholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class A Noteholders;

                (ii) an amount equal to the Investor Monthly Servicing Fee for such Distribution Date, plus the amount of any Investor Monthly Servicing Fee previously due but not paid to the Servicer on a prior Distribution Date, shall be paid to the Servicer;

                (iii) an amount equal to the Allocable Amount for such Distribution Date shall be included in Available Principal Collections for such Distribution Date;

                (iv) if the Adjusted Invested Amount has been reduced below the Class A Note Principal Balance as a result of Investor Charge-Offs and Reallocated Principal Collections not previously reimbursed pursuant to this clause (iv) or clause (x) below, an amount equal to the amount by which the Class A Note Principal Balance exceeds the Adjusted Invested Amount shall be included in Available Principal Collections for such Distribution Date;

                (v) an amount equal to the Monthly Series Enhancement Fee due on such Distribution Date, plus the amount of any Monthly Series Enhancement Fee previously due but not paid to Ambac on a prior Distribution Date, together with interest thereon, shall be paid to Ambac;

                (vi) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.12(g), an amount equal to the excess, if any, of the Required Reserve

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

        Account Amount for such Distribution Date over the Available Reserve Account Amount for such Distribution Date shall be deposited into the Reserve Account;

                (vii) an amount equal to the excess, if any, of the Required Spread Account Amount for such Distribution Date over the Available Spread Account Amount for such Distribution Date shall be deposited into the Spread Account;

                (viii) an amount equal to any unpaid Reimbursement Amounts shall be paid to Ambac;

                (ix) an amount equal to any other amounts required to be paid to Ambac on such Distribution Date pursuant to the Insurance Agreement, plus any such amounts previously due but not paid to Ambac on a prior Distribution Date, together with interest thereon, shall be paid to Ambac;

                (x) an amount equal to the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections not previously reimbursed pursuant to clause (iv) above or this clause (x) shall be included in Available Principal Collections for such Distribution Date;

                (xi) an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Noteholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Noteholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class B Noteholders; and

                (xii) the balance, if any, shall be treated as "Shared Excess Finance Charge Collections" with respect to Group One and shall be applied in accordance with Section 4.1(h) of the Pooling and Servicing Agreement or Section 8.3(h) of the Master Indenture, as applicable.

        (b) On each Distribution Date with respect to the Revolving Period, Available Principal Collections for such Distribution Date shall be treated as "Shared Principal Collections" with respect to Group One and shall be applied in accordance with Section 4.1(g) of the Pooling and Servicing Agreement or Section 8.3(g) of the Master Indenture, as applicable (and shall be retained in the Excess Funding Account if required by Section 4.1(g) of the Pooling and Servicing Agreement or Section 8.3(g) of the Master Indenture, as applicable).

        (c) On each Distribution Date with respect to the Accumulation Period or the Early Amortization Period, Available Principal Collections for such Distribution Date shall be applied in the following priority:

                (i) an amount equal to the Class A Monthly Principal for such Distribution Date (minus the aggregate amount of Collections of Principal Receivables with respect to the preceding Collection Period transferred to the Principal Funding Account pursuant to Section 4.5(d)) shall, during the Accumulation Period, be deposited into the Principal Funding Account for payment to the Class A Noteholders on the earlier to occur of the Expected Final Distribution Date and the first Special Distribution Date and, during the Early Amortization Period, be distributed to the Paying Agent for payment to the Class A Noteholders;

                (ii) on each Distribution Date with respect to the Early Amortization Period, if all amounts payable in respect of the Class A Notes have been paid in full, an amount equal to any unpaid amounts described in Sections 4.5(a)(v), (viii) and (ix) shall be paid to Ambac in that order of priority;

                (iii) an amount equal to the Class B Monthly Principal for such Distribution Date shall be distributed to the Paying Agent for payment to the Class B Noteholders; and (iv) the balance, if any, shall be treated as "Shared Principal Collections" with respect to Group One and shall be applied in accordance with Section 4.1(g) of the Pooling and Servicing Agreement or Section 8.3(g) of the Master Indenture, as applicable (and shall be retained in the Excess Funding Account if required by Section 4.1(g) of the Pooling and Servicing Agreement or
        Section 8.3(g) of the Master Indenture, as applicable).

        (d) On any Business Day during the Accumulation Period, the Servicer may, in its sole discretion, direct the Indenture Trustee in writing to transfer (and the Indenture Trustee, at the written direction of the Servicer, shall transfer) the Collections of Principal Receivables allocated to Series 2003-A and on deposit in the Collection Account on such Business Day to the Principal Funding Account; provided, however, that the aggregate amount transferred from the Collection Account to the Principal Funding Account for any Collection Period pursuant to this Section 4.5(d) shall not exceed the Controlled Deposit Amount for the following Distribution Date; and, provided further, that if, on any Determination Date, the Servicer determines that the amount transferred from the Collection Account to the Principal Funding Account for any Collection Period pursuant to this Section 4.5(d) exceeded the Class A Monthly Principal for the following Distribution Date, the Indenture Trustee shall, at the written direction of the Servicer, transfer an amount equal to such excess from the Principal Funding Account to the Collection Account.

        Section 4.6 Finance Charge Shortfall. On each Determination Date, the Servicer shall calculate the Finance Charge Shortfall with respect to Series 2003-A for the following Distribution Date. The "Finance Charge Shortfall" with respect to Series 2003-A for any Distribution Date shall be equal to the excess, if any, of (a) the amount required to be paid, without duplication, pursuant to Sections 4.5(a)(i) through (xi) on such Distribution Date over (b) the Available Funds for such Collection Period.

        Section 4.7 Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Allocable Amount for the following Distribution Date and any Potential Class A Charge-Off for such following Distribution Date. If the Allocable Amount for any Distribution Date exceeds the sum of (i) the Available Funds and Shared Excess Finance Charge Collections applied on such Distribution Date to cover such Allocable Amount pursuant to

Section 4.5(a)(iii), (ii) the amount withdrawn from the Spread Account and applied on such Distribution Date to cover such Allocable Amount pursuant to
Section 4.15(d) and (iii) any Insured Amount received by the Indenture Trustee in respect of any Potential Class A Charge-Off for such Distribution Date, the Invested Amount shall be reduced (but not below zero) on such Distribution Date by the amount of such excess (such reduction, an "Investor Charge-Off"). Investor Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) on any Distribution Date by the amount of Available Funds and Shared Excess Finance Charge Collections allocated and available for that purpose pursuant to Sections 4.5(a)(iv) and (x) and, without duplication, the aggregate amount of reductions of the Adjustment Amount allocated to Series 2003-A pursuant to Section 3.8 of the Pooling and Servicing Agreement or Section
3.8 of the Transfer and Servicing Agreement, as applicable. Whenever funds or other amounts are available hereunder to fund the Allocable Amount for any Distribution Date, such funds or other amounts shall be applied first to fund the Investor Default Amount for such Distribution Date and then to fund the Series Adjustment Amount with respect to the preceding Collection Period for Series 2003-A.

        Section 4.8 Reallocated Principal Collections. On each Determination Date, the Servicer shall calculate the Principal Reallocation Amount for the following Distribution Date. If the Principal Reallocation Amount for any Distribution Date is greater than zero, the Servicer shall apply, or shall instruct the Indenture Trustee in writing to apply, in each case on such Distribution Date, Collections of Principal Receivables allocated to Series 2003-A for the preceding Collection Period to fund any deficiency pursuant to
Section 4.5(a)(i) and (ii) (after giving effect to any withdrawal from the Spread Account pursuant to Section 4.15(c)) in that order of priority; provided, however, that the amount of Collections of Principal Receivables applied on any Distribution Date pursuant to this Section 4.8 shall not exceed the Principal Reallocation Amount for such Distribution Date.

        Section 4.9 Principal Shortfall. (a) On each Determination Date, the Servicer shall calculate the Principal Shortfall with respect to Series 2003-A for the following Distribution Date. The "Principal Shortfall" with respect to Series 2003-A shall be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Accumulation Period (on or prior to the Expected Final Distribution Date), the excess, if any, of the Controlled Deposit Amount for such Distribution Date over the sum of the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), (c) for any Distribution Date with respect to the Early Amortization Period, the excess, if any, of the Invested Amount as of the end of the preceding Collection Period over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (d) for the Distribution Date on which the Class A Notes are paid in full and for each Distribution Date thereafter, the excess, if any, of the Invested Amount as of such Distribution Date (before giving effect to any reduction thereof to be made on such Distribution Date) over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof previously deposited into the Principal Funding Account and any portion thereof attributable to Shared Principal Collections) or, in the case of this clause (d), such lesser amount as may be designated by the Servicer.

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

        On each Distribution Date with respect to the Accumulation Period, so long as no other Certificate Series or Note Series is in an early amortization period, or the Early Amortization Period, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Excess Funding Account and deposit into the Collection Account an amount equal to the product of (i) the amount on deposit in the Excess Funding Account, if any, on such Distribution Date and (ii) the percentage equivalent of a fraction, the numerator of which is the Principal Shortfall with respect to Series 2003-A for such Distribution Date and the denominator of which is the aggregate Principal Shortfalls with respect to all Series then outstanding for such Distribution Date entitled to receive a pro rata share of funds on deposit in the Excess Funding Account on such Distribution Date. The amount withdrawn from the Excess Funding Account shall be included in Available Principal Collections for such Distribution Date.

        Section 4.10    The Policy.

        (a) On the Closing Date, the Indenture Trustee shall enter into the Insurance Agreement, pursuant to which the Policy will be issued for the benefit of the Class A Noteholders.

        (b) On each Determination Date, the Servicer shall determine whether there will be a Deficiency Amount on the following Distribution Date and shall immediately notify the Indenture Trustee of such Deficiency Amount. If the Servicer notifies the Indenture Trustee that there will be a Deficiency Amount on any Distribution Date, the Indenture Trustee shall make a claim on the Policy for such Deficiency Amount by delivery of a Notice to Ambac by no later than 12:00 noon, New York City time, on the third Business Day preceding such Distribution Date. The Indenture Trustee shall deposit all amounts paid by Ambac under the Policy in respect of Class A Monthly Interest into the Collection Account upon receipt and shall distribute such amounts to the Paying Agent for payment to the Class A Noteholders on the related Distribution Date. The Indenture Trustee shall deposit all amounts paid by Ambac under the Policy in respect of principal, including any payments in respect of Potential Class A Charge-Offs, into the Principal Funding Account upon receipt and shall distribute such amounts to the Paying Agent for payment to the Class A Noteholders on the Expected Final Distribution Date or the next Special Distribution Date, as applicable, in accordance with Section 4.11(d). If the Indenture Trustee shall make a claim on the Policy in respect of a Potential Class A Charge-Off for any Distribution Date and the amount paid by Ambac under the Policy in respect of such Potential Class A Charge-Off shall be deposited into the Principal Funding Account after such Distribution Date, such amount shall be deemed to have been paid by Ambac for the purpose of reimbursing Investor Charge-Offs.

        (c) If payment of any amount guaranteed by Ambac pursuant to the Policy is avoided as a preference payment (the "Preference Amount") under applicable bankruptcy, insolvency, receivership or similar law in the event of an insolvency of the Transferor, the Servicer or the Issuer, Ambac will pay such amount out of its funds on the later of (i) the date when due to be paid pursuant to the Order referred to below and (ii) the fifth Business Day following receipt on a Business Day by Ambac in New York, New York from the Indenture Trustee of (A) a certified copy of the final nonappealable order of a court or other governmental body exercising competent jurisdiction ordering the recovery by a receiver, conservator, debtor-in-possession or trustee in bankruptcy of a Preference Amount (an "Order"), (B) a certificate by or on behalf of the Indenture Trustee or the Class A Noteholders that the Order has been entered and is not subject to stay, (C) an assignment in such form as may be reasonably required by Ambac, duly executed and delivered by the Indenture Trustee or the Class A Noteholders, as applicable, irrevocably assigning to Ambac all rights and claims of the Indenture Trustee or the Class A Noteholders, as applicable, relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such Preference Amount, (D) appropriate instruments to effect (when executed by the affected party) the appointment of Ambac as agent for the Indenture Trustee and the Class A Noteholders in any legal proceeding relating to such preference payment in a form satisfactory to Ambac, and (E) a notice appropriately completed and executed by the Indenture Trustee; provided, however, that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day; and, provided further, that Ambac will not be obligated to make any payment in respect of any Preference Amount representing a payment in respect of principal on the Class A Notes prior to the time Ambac would have been required to make a payment in respect of such principal pursuant to the Policy. Ambac will disburse such payment to the court or other governmental body or receiver, conservator, debtor-in-possession, or trustee in bankruptcy named in the Order on behalf of the Class A Noteholders and not to the Indenture Trustee or any Class A Noteholder directly unless the Indenture Trustee or such Class A Noteholder, as applicable, has returned principal or interest paid on the Class A Notes to such court or other governmental body or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case Ambac will disburse such payment to the Indenture Trustee on behalf of such Class A Noteholder, subject to delivery to Ambac of the items referred to in clauses (A) through (E) above and evidence satisfactory to Ambac that payment has been made to such court or other governmental body or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

        (d) Ambac will pay any amounts (other than Preference Amounts) due under the Policy in immediately available funds no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt by Ambac in New York, New York on a Business Day of a notice; provided, however, that if such notice is received after 12:00 noon, New York City time, on such Business Day or a day that is not a Business Day, it will be deemed to have been received on the following Business Day. The terms "receipt" and "received" mean, with respect to any item to be delivered under the Policy with respect to a claim, actual delivery to Ambac, before 12:00 noon, New York City time, on a Business Day. If any notice, certificate, instrument or other item given under this Policy is delivered on a day that is not a Business Day or after 12:00 noon, New York City time on a Business Day, it will be deemed to have been received on the following Business Day. If any notice, certificate, instrument or other item given under the Policy and received by Ambac is not in proper form or is not properly completed, executed or delivered or is otherwise insufficient for the purpose of making claim under the Policy, it will be deemed not to have been received by Ambac for purposes of the Policy, and Ambac will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice, certificate, instrument or other item.

        (e) The Indenture Trustee shall receive as attorney-in-fact of the applicable owners each Insured Payment from Ambac and will distribute the same to the Class A Noteholders as provided in Section 5.1. All Insured Payments disbursed by the Indenture

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

Trustee from claims made on the Policy shall not be considered payment by the Issuer with respect to the Class A Notes. Upon any payment under the Policy, Ambac will be subrogated to the rights of the Class A Noteholders to receive any and all amounts due with respect to the Class A Notes to the extent of any Insured Payment by Ambac under the Policy; provided, however, that, to the extent Ambac has become subrogated to the rights of the Class A Noteholders to the extent of any Insured Payment under the Policy, no recovery of such payment shall occur until the Class A Note Principal Balance has been reduced to zero and all amounts payable to the Class A Noteholders have been paid in full; and, provided further, that recovery of such payment shall only occur to the extent funds are allocated and available for distribution to Ambac in accordance with
Section 4.5(a)(viii) and Ambac will have no further recourse to the Trust Assets. If, on any Distribution Date, the Indenture Trustee or the Servicer determines that Ambac has paid more under the Policy than is required by the terms hereof, the Indenture Trustee shall promptly return such excess to Ambac. The Indenture Trustee shall keep a complete and accurate record of the amount of each Insured Payment paid. Ambac will have the right to inspect such record during normal business hours upon prior notice to the Indenture Trustee.

        (f) So long as no Control Transfer Event shall have occurred and be continuing, Ambac shall be deemed to be the sole Holder of the Series 2003-A Notes for the purpose of exercising voting rights and the giving of any consents, approvals, instructions, directions, declarations and notices relating to the Series 2003-A Notes; provided, however, that the consent of all affected Noteholders shall also be required for any amendment or waiver requiring the consent of all affected Noteholders.

        (g) So long as no Control Transfer Event shall have occurred and be continuing, any action under the Transaction Documents that requires satisfaction of the Rating Agency Condition and that does not require the consent of Ambac shall also be subject to the condition that each Rating Agency shall have notified the Transferor, the Servicer and the Indenture Trustee that such action will not result in a reduction or withdrawal of its shadow rating of the Series 2003-A Notes without giving effect to the availability of the Policy.

        Section 4.11    Principal Funding Account.

        (a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Series 2003-A Noteholders, with an Eligible Institution a segregated trust account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Noteholders. The Principal Funding Account shall initially be established with the Indenture Trustee. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Class A Noteholders. If, at any time, the institution holding the Principal Funding Account ceases to be an Eligible Institution, the Indenture Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Principal Funding Account meeting the conditions specified above with an Eligible Institution and shall transfer any cash and/or any investments to such new Principal Funding Account. Pursuant to the authority granted to the Servicer in Section 3.1(b) of the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as applicable, the Servicer shall have the power, revocable by the Indenture Trustee, to make withdrawals and payments or to instruct the Indenture Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or the Indenture Trustee's duties hereunder.

        (b) Funds on deposit in the Principal Funding Account shall be invested by the Indenture Trustee, at the written direction of the Servicer, in Eligible Investments that will mature not later than the Business Day preceding the following Distribution Date and that meet any additional requirements specified in the Insurance Agreement. The Indenture Trustee shall maintain, for the benefit of the Class A Noteholders, possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer in writing, the Servicer having reasonably determined that the interest of the Class A Noteholders may be adversely affected if such Eligible Investment is held to its maturity. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account ("Principal Funding Investment Proceeds") shall be applied as set forth in
Section 4.11(c). Principal Funding Investment Proceeds shall be deemed not to be available or on deposit in the Principal Funding Account for purposes of determining the availability of funds or the balance in the Principal Funding Account for any reason under this Agreement.

        (c) On each Distribution Date with respect to the Accumulation Period, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Investment Proceeds received during the preceding Collection Period. The Indenture Trustee, at the written direction of the Servicer, shall apply the Principal Funding Investment Proceeds withdrawn from the Principal Funding Account on any Distribution Date pursuant to this Section 4.11(c) as Available Funds.

        (d) On the Expected Final Distribution Date and each Special Distribution Date, the Indenture Trustee, at the written direction of the Servicer in the form of Exhibit E, shall withdraw from the Principal Funding Account all funds then on deposit in such account and shall distribute the amount withdrawn to the Paying Agent for payment to the Class A Noteholders. If the Servicer shall fail to direct the Indenture Trustee in accordance with this
Section 4.11(d), the Indenture Trustee shall notify Ambac of such failure and, at the written direction of Ambac, shall apply such funds in accordance with this Section 4.11(d).

        Section 4.12    Reserve Account.

        (a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Class A Noteholders, with an Eligible Institution a segregated trust account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Noteholders. The Reserve Account shall initially be established with the Indenture Trustee. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Class A Noteholders. If, at any time, the institution

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

holding the Reserve Account ceases to be an Eligible Institution, the Indenture Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Reserve Account meeting the conditions specified above with an Eligible Institution and shall transfer any cash and/or any investments to such new Reserve Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to the termination of the Reserve Account, make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, Section 4.5(a)(vi).

        (b) Funds on deposit in the Reserve Account shall be invested by the Indenture Trustee, at the written direction of the Servicer, in Eligible Investments that will mature not later than the Business Day preceding the following Distribution Date. The Indenture Trustee shall maintain, for the benefit of the Class A Noteholders, possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer in writing, the Servicer having reasonably determined that the interest of the Class A Noteholders may be adversely affected if such Eligible Investment is held to its maturity. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account shall be retained in the Reserve Account to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount and the balance, if any, shall be applied in accordance with Section 4.12(e). For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, interest and other investment earnings on such funds shall be deemed not to be available or on deposit in the Reserve Account.

        (c) On the Determination Date preceding each Distribution Date with respect to the Accumulation Period (prior to the Expected Final Distribution
Date) and the first Special Distribution Date, the Servicer shall calculate the amount (the "Reserve Account Draw Amount") if any, by which the Covered Amount for such Distribution Date or Special Distribution Date exceeds the Principal Funding Investment Proceeds for such Distribution Date or Special Distribution Date.

        (d) On each Distribution Date on which the Reserve Account Draw Amount is greater than zero, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Reserve Account and deposit into the Collection Account an amount equal to the lesser of such Reserve Account Draw Amount and the Available Reserve Account Amount. The Indenture Trustee, at the written direction of the Servicer, shall apply the amount withdrawn from the Reserve Account on any Distribution Date pursuant to this Section 4.12(d) as Available Funds.

        (e) On each Distribution Date with respect to the Accumulation Period (prior to the Expected Final Distribution Date) and the first Special Distribution Date, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Reserve Account and deposit into the Collection Account all interest and other investment earnings (net of losses and

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

investment expenses) on funds on deposit in the Reserve Account to the extent of the Reserve Account Surplus for such Distribution Date. The Indenture Trustee, at the written direction of the Servicer, shall apply the amount withdrawn from the Reserve Account on any Distribution Date pursuant to this Section 4.12(e) as Available Funds.

        (f) On each Distribution Date on which the Reserve Account Surplus is greater than zero, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Reserve Account and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to such Reserve Account Surplus.

        (g) Upon the earliest to occur of (i) the termination of the Issuer pursuant to Article XI of the Indenture, (ii) the day on which the Class A Notes have been paid in full, (iii) if the Accumulation Period has not commenced, the occurrence of an Early Amortization Event with respect to Series 2003-A and (iv) if the Accumulation Period has commenced, the earlier of the first Special Distribution Date and the Expected Final Distribution Date, the Indenture Trustee, at the written direction of the Servicer, after the prior payment of all amounts owing to the Series 2003-A Noteholders which are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay to the Holder of the Exchangeable Transferor Certificate all amounts, if any, on deposit in the Reserve Account, and the Reserve Account shall be deemed to have terminated for all purposes of the Indenture.

        Section 4.13 Postponement of Accumulation Period. The Accumulation Period is scheduled to commence at the end of the day on the last day of the April 2005 Collection Period; provided, however, that, if the Accumulation Period Length (determined as described below) shall be less than 12 months, the date on which the Accumulation Period actually commences may, at the option of the Transferor, be delayed to the first day of any month that is a number of whole months prior to the Expected Final Distribution Date at least equal to the Accumulation Period Length and, as a result, the number of Collection Periods in the Accumulation Period shall at least equal the Accumulation Period Length. On each Determination Date until the Accumulation Period begins, the Servicer shall determine the "Accumulation Period Length," which shall equal the number of whole months such that the sum of the Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length shall not be determined to be less than one month.

        Section 4.14    Suspension of Accumulation Period.

        (a) The Transferor may, in its sole discretion and upon written notice to each Rating Agency and Ambac, elect to suspend the commencement of the Accumulation Period. The commencement of the Accumulation Period shall be suspended upon delivery by the Transferor to the Indenture Trustee of (i) an Officer's Certificate stating that the Transferor has elected to suspend the commencement of the Accumulation Period and that all conditions precedent to such suspension set forth in this Section 4.14 have been satisfied, (ii) a copy of an executed Qualified Maturity Agreement and (iii) an Opinion of Counsel addressed to the Indenture Trustee as to the due authorization, execution and delivery and the validity and enforceability of such Qualified Maturity Agreement. The Transferor does hereby transfer, assign, set-over, and otherwise convey to the Indenture Trustee for the benefit of the Class A

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

Noteholders, without recourse, all of its rights under any Qualified Maturity Agreement obtained in accordance with this Section 4.14 and all proceeds thereof. Such property shall constitute Trust Assets for all purposes of the Indenture. The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Issuer, the Indenture Trustee or any Noteholder of any obligation of the Transferor or any other Person in connection with a Qualified Maturity Agreement or under any agreement or instrument relating thereto.

        The Indenture Trustee hereby acknowledges its acceptance, to the extent validly transferred, assigned, set-over or otherwise conveyed to the Indenture Trustee, for the benefit of the Class A Noteholders, of all of the rights previously held by the Transferor under any Qualified Maturity Agreement obtained by the Transferor and all proceeds thereof, and declares that it shall hold such rights upon the trust set forth herein and in the Indenture, and subject to the terms hereof and thereof, for the benefit of the Class A Noteholders.

        (b) The Transferor shall cause the providers of each Qualified Maturity Agreement to deposit into the Principal Funding Account on or before the Expected Final Distribution Date an amount equal to (i) the Class A Note Principal Balance as of the Expected Final Distribution Date minus (ii) any amounts on deposit in the Principal Funding Account immediately before such deposit (excluding Principal Funding Investment Proceeds). The Transferor may fund all or any portion of the amount described in clause (ii) above with the proceeds of the issuance of a new Series, Available Principal Collections or amounts required or permitted to be deposited into the Principal Funding Account in accordance with the Indenture Supplement for any other Series. Any amount deposited pursuant to this Section 4.15(b) shall be applied on the Expected Final Distribution Date pursuant to Section 4.5(c) as if the commencement of the Accumulation Period had not been suspended.

        (c) Each Qualified Maturity Agreement shall terminate on the earliest of (i) the termination date specified in the Qualified Maturity Agreement (which date may not be earlier than the close of business on the Expected Final Distribution Date), (ii) the date on which the Class A Note Principal Balance has been reduced to zero and (iii) the date on which an Early Amortization Event occurs, whether or not such event results in the commencement of the Early Amortization Period. The Transferor may terminate a Qualified Maturity Agreement prior to the Expected Final Distribution Date if it obtains a substitute Qualified Maturity Agreement or if the provider of the Qualified Maturity Agreement ceases to qualify as a Qualified Institution and the Transferor is unable to obtain a substitute Qualified Maturity Agreement. In addition, the Transferor may terminate a Qualified Maturity Agreement prior to the later of the last day of the April 2005 Collection Period and the date to which the commencement of the Accumulation Period may be postponed pursuant to
Section 4.13 (as determined on the Determination Date preceding the date of such termination), in which case the commencement of the Accumulation Period shall be determined as if the Transferor had not elected to suspend such commencement. In the event that the provider of a Qualified Maturity Agreement ceases to qualify as a Qualified Institution, the Transferor shall, unless it elects to terminate such Qualified Maturity Agreement pursuant to the preceding sentence, use its best efforts to obtain a substitute Qualified Maturity Agreement. The Transferor shall notify the Rating Agencies and Ambac in writing if it intends to terminate a Qualified Maturity Agreement prior to the Expected Final Distribution Date.

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

        (d) If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Final Distribution Date and the commencement of the Early Amortization Period and the Transferor does not obtain a substitute Qualified Maturity Agreement, the Accumulation Period shall commence on the latest of (i) the last day of the April 2005 Collection Period, (ii) at the election of the Transferor, the date to which the commencement of the Accumulation Period may be postponed pursuant to Section 4.13 (as determined on the date of such termination) and (iii) the first day of the Collection Period following the date of such termination.

        Section 4.15    Spread Account.

        (a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Class A Noteholders and Ambac, with an Eligible Institution a segregated trust account (the "Spread Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Noteholders and Ambac. The Spread Account shall initially be established with the Indenture Trustee. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Spread Account and in all proceeds thereof. The Spread Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Class A Noteholders and Ambac. If, at any time, the institution holding the Spread Account ceases to be an Eligible Institution, the Indenture Trustee (or the Servicer on its behalf) shall within five Business Days establish a new Spread Account meeting the conditions specified above with an Eligible Institution and shall transfer any cash and/or any investments to such new Spread Account. The Indenture Trustee, at the written direction of the Servicer, shall make deposits to and withdrawals from the Spread Account in the amounts and at the times set forth in this Indenture Supplement. On each Distribution Date with respect to the Revolving Period, the Transferor shall deposit into the Spread Account an amount equal to the excess, if any, of the Required Spread Account Amount for such Distribution Date over the amount on deposit in the Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals to be made to or from the Spread Account on such date other than pursuant to this Section 4.15(a)) (the "Spread Account Deficiency"); provided, however, that the amount deposited on any Distribution Date pursuant to this sentence shall not exceed the amount of Shared Principal Collections, if any, payable to the Transferor with respect to such Distribution Date (the "Excess Shared Principal Collections"); and, provided further, that, if the Transferor is obligated to apply such Excess Shared Principal Collections for any purpose in accordance with the Supplement for any other Principal Sharing Series in Group One and such Excess Shared Principal Collections are not sufficient to fund the Spread Account Deficiency plus the aggregate amount of such other obligations, such Excess Shared Principal Collections shall be allocated among Series 2003-A and such other Series and applied on a pro rata basis (the pro rata share of each such Series to be calculated based on a percentage, the numerator of which is the amount of such obligations for such Series and the denominator of which is the aggregate amount of all such obligations).

        (b) The Transferor shall deposit $16,500,000 into the Spread Account on the Closing Date (it being understood that such amount shall be treated under this Section 4.15 like any other amount on deposit in the Spread Account). Funds on deposit in the Spread Account shall be invested by the Indenture Trustee, at the written direction of the Servicer in Eligible Investments that will mature not later than the Business Day preceding the following Distribution Date; provided, however, that Ambac may at any time, upon prior written notice to

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

the Transferor, the Servicer and the Indenture Trustee, revoke the authority of the Servicer to direct such investments. The Indenture Trustee shall maintain, for the benefit of the Class A Noteholders and Ambac, possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by Ambac in writing, Ambac having reasonably determined that the interest of the Class A Noteholders or Ambac may be adversely affected if such Eligible Investment is held to its maturity. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Spread Account shall be retained in the Spread Account to the extent that the Available Spread Account for such Distribution Date is less than the Required Spread Account for such Distribution Date (in each case after giving effect to the application of funds pursuant to Sections 4.15(c), (d) and (e)) and the balance, if any, shall be applied in accordance with Section 4.15(f).

        (c) If on any Distribution Date the amounts described in Sections 4.5(a)(i) and (ii) for such Distribution Date exceed the Available Funds and Shared Excess Finance Charge Collections applied on such Distribution Date to pay such amounts pursuant to Sections 4.5(a)(i) and (ii), the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Spread Account the amount of such deficiency up to the Available Spread Account Amount and shall deposit such amount into the Collection Account for payment to the Class A Noteholders and the Servicer on such Distribution Date of the amounts described in Sections 4.5(a)(i) and (ii), respectively.

        (d) If on any Distribution Date the Allocable Amount for such Distribution Date exceeds the sum of (i) the Available Funds and Shared Excess Finance Charge Collections applied on such Distribution Date to cover such Allocable Amount pursuant to Section 4.5(a)(iii) and (ii) the excess of the Invested Amount as of such Distribution Date over the Class A Invested Amount as of such Distribution Date, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Spread Account the amount of such deficiency up to the Available Spread Account Amount (after giving effect to any application of funds pursuant to Section 4.15(c)) and shall deposit such amount into the Collection Account for application as Available Principal Collections on such Distribution Date.

        (e) If on the Stated Series Termination Date, after application of all Available Principal Collections for such Distribution Date, the Class A Note Principal Balance has not been reduced to zero, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Spread Account an amount equal to the lesser of the Class A Note Principal Balance and the Available Spread Account Amount (after giving effect to any application of funds pursuant to Sections 4.15(c) and (d)) and shall pay such amount to the Class A Noteholders in reduction of the Class A Note Principal Balance. The Indenture Trustee shall withdraw from the Spread Account any funds remaining on deposit in the Spread Account after the Class A Notes have been paid in full and shall distribute such amount to Ambac in payment of any unpaid amounts described in Sections 4.5(a)(v), (viii) and (ix), in that order of priority. If the Servicer shall fail to direct the Indenture Trustee in accordance with this Section 4.15(e), the Indenture Trustee shall notify Ambac of such failure and, at the written direction of Ambac, shall apply the funds on deposit in the Spread Account in accordance with this Section 4.15(e).

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

        (f) On each Distribution Date, the Indenture Trustee shall withdraw from the Spread Account and deposit into the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Spread Account to the extent that the Available Spread Account Amount for such Distribution Date exceeds the Required Spread Account Amount for such Distribution Date. The Indenture Trustee, at the written direction of the Servicer, shall apply the amount withdrawn from the Spread Account on any Distribution Date pursuant to this Section 4.15(f) as Available Funds. If the Servicer shall fail to direct the Indenture Trustee in accordance with this
Section 4.15(f), the Indenture Trustee shall notify Ambac of such failure and, at the written direction of Ambac, shall apply the amount withdrawn in accordance with this Section 4.15(f).

        (g) If on any Distribution Date, after giving effect to any withdrawals from the Spread Account pursuant to Sections 4.15(c), (d) and (f), the Available Spread Account Amount exceeds the Required Spread Account Amount, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Spread Account an amount equal to such excess and shall distribute such amount first to Ambac in payment of any unpaid amounts described in Sections 4.5(a)(v), (viii) and (ix), in that order of priority, and second to the Holder of the Exchangeable Transferor Certificate.

        (h) If the Class A Note Principal Balance has been reduced to zero, all amounts described in Sections 4.5(a)(v), (viii) and (ix) have been paid in full and the Policy has terminated, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Spread Account any funds remaining on deposit in the Spread Account and shall distribute such amount to the Holder of the Exchangeable Transferor Certificate.

                                    ARTICLE V
                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

        Section 5.1     Distributions.

        (a) On each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Paying Agent, each Rating Agency and Ambac a certificate substantially in the form of Exhibit C prepared by the Servicer.

        (b) On each Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record as of the preceding Record Date (other than as provided in Section 11.2 of the Master Indenture with respect to a final distribution) such Class A Noteholder's pro rata share of the amounts that are available on such Distribution Date to pay interest on the Class A Notes pursuant to this Indenture Supplement, including amounts made available as a result of a draw on the Policy.

        (c) On the Expected Final Distribution Date and each Special Distribution Date, the Paying Agent shall distribute to each Class A Noteholder of record as of the preceding Record Date (other than as provided in Section
11.2 of the Master Indenture with respect to a final distribution) such Class A Noteholder's pro rata share of the amounts that are available on such date to pay principal of the Class A Notes pursuant to this Indenture Supplement, including amounts made available as a result of a draw on the Policy with respect to Potential Class A

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

Charge-Offs on any Distribution Date or with respect to principal of the Class A Notes on the Stated Series Termination Date.

        (d) On each Distribution Date, the Paying Agent shall distribute to each Class B Noteholder of record as of the preceding Record Date (other than as provided in Section 11.2 of the Master Indenture with respect to a final distribution) such Class B Noteholder's pro rata share of the amounts that are available on such Distribution Date to pay interest on the Class B Notes pursuant to this Indenture Supplement.

        (e) On the Distribution Date on which the Class A Notes are paid in full and on each Distribution Date thereafter, the Paying Agent shall distribute to each Class B Noteholder of record as of the preceding Record Date (other than as provided in Section 11.2 of the Master Indenture with respect to a final distribution) such Class B Noteholder's pro rata share of the amounts that are available on such date to pay principal of the Class B Notes pursuant to this Indenture Supplement.

        (f) Except as provided in Section 11.2 of the Master Indenture with respect to a final distribution, distributions to Series 2003-A Noteholders hereunder shall be made by check mailed to each such Noteholder at such Noteholder's address appearing in the Note Register without presentation or surrender of any such Series 2003-A Note or the making of any notation thereon; provided, however, that, with respect to any such Series 2003-A Notes registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds; and, provided further, that, with respect to the Class B Notes, such distributions shall be made to the Class B Noteholder in immediately available funds if the Class B Noteholder shall have delivered written instructions to the Indenture Trustee with respect to such distributions.

        Section 5.2 Statements to Series 2003-A Noteholders. On each Distribution Date, the Paying Agent, on behalf of the Indenture Trustee, shall forward to each Series 2003-A Noteholder of record as of the preceding Record Date, each Rating Agency and Ambac a statement substantially in the form of Exhibit D prepared by the Servicer setting forth certain information relating to the Issuer and the Series 2003-A Notes.

        On or before January 31 of each calendar year, beginning with 2004, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2003-A Noteholder a statement prepared by the Servicer containing the information which is required to be contained in the monthly statement referred to in the preceding paragraph, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2003-A Noteholder, together with such other information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as is necessary to enable the Series 2003-A Noteholders to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

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

                                   ARTICLE VI
                  EARLY AMORTIZATION EVENTS; EVENTS OF DEFAULT

        Section 6.1 Early Amortization Events. If any of the following events shall occur during either the Revolving Period or the Accumulation Period with respect to the Series 2003-A Notes:

                (i) the Transferor shall fail to make any payment or deposit required to be made by the Transferor by the terms of the Pooling and Servicing Agreement, the Collateral Series Supplement, the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made;

                (ii) the Transferor shall fail to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, such failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by the Holders of Series 2003-A Notes evidencing not less than 50% of the principal balance of the Outstanding Series 2003-A Notes, and, as a result of such failure, the interests of the Series 2003-A Noteholders shall be materially and adversely affected (which determination shall be made without giving effect to the availability of the Policy);

                (iii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when made, such representation or warranty shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such incorrectness, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by the Holders of Series 2003-A Notes evidencing not less than 50% of the principal balance of the Outstanding Series 2003-A Notes, and, as a result of such incorrectness, the interests of the Series 2003-A Noteholders shall be materially and adversely affected (which determination shall be made without giving effect to the availability of the Policy); provided, however, that if the representation or warranty which was breached relates to any particular Receivable or group of Receivables, an Early Amortization Event shall not be deemed to have occurred under this clause
    (iii) if the Transferor shall have accepted reassignment of such Receivable, or all of such Receivables, if applicable, during such period (or such longer period not to exceed a total of 180 days as the Indenture Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as applicable;

                (iv) any Servicer Default shall occur that would have a material adverse effect on the Holders of the Series 2003-A Notes (which determination shall be made without giving effect to the availability of the Policy);

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

                (v) the Transferor shall fail to designate Additional Accounts or cause the Issuer to repurchase Notes in an amount and within the time period required by Section 2.6(a) of the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as applicable;

                (vi) the average of the Portfolio Yields for any three consecutive Collection Periods shall be less than the average of the Base Rates for such three consecutive Collection Periods;

                (vii)   the Receivables Purchase Agreement shall be terminated;

                (viii) the Class A Notes shall not be paid in full on the Expected Final Distribution Date;

                (ix)    any draw shall be made on the Policy;

                (x)     any amounts described in Section 4.5(a)(v), (viii) or
    (ix) shall not be paid in full on the Expected Final Distribution Date;

                (xi) an Event of Default shall occur with respect to Series 2003-A and the maturity of the Series 2003-A Notes shall be accelerated pursuant to Section 5.3 of the Master Indenture;

                (xii) the Transferor shall appoint a Successor Servicer without the consent of Ambac or shall nominate to the trustee of the FNANB Credit Card Master Trust or to the Indenture Trustee the name of a potential Successor Servicer without the consent of Ambac; or

                (xiii) the Servicer shall fail to observe the covenant set forth in Section 4.02(s) of the Insurance Agreement;

then, in the case of any event described in clause (i), (ii), (iii) or (iv), an "Early Amortization Event" will be deemed to have occurred with respect to Series 2003-A only if, after any applicable grace period described in such clauses, the Indenture Trustee, acting at the direction or with the consent of Ambac so long as no Control Transfer Event shall have occurred and be continuing, or the Holders of Series 2003-A Notes evidencing more than 50% of the principal balance of the Outstanding Series 2003-A Notes, in each case by written notice to the Transferor and the Servicer (and to the Indenture Trustee, if given by such Holders) declare that an Early Amortization Event has occurred as of the date of such notice, and, in the case of any event described in clause
(v), (vi), (vii), (viii), (ix), (x), (xi), (xii) or (xiii), an "Early Amortization Event" will be deemed to have occurred with respect to only Series 2003-A without any notice or other action on the part of the Indenture Trustee or the Holders of the Series 2003-A Notes immediately upon the occurrence of such event unless, so long as no Control Transfer Event shall have occurred and be continuing, such event has been waived by Ambac; provided, however, that Ambac may not waive any event described in clause (v), (vi), (vii), (viii) or
(ix). The Transferor shall promptly notify each Rating Agency of any such waiver. If an Early Amortization Event (as defined in the Pooling and Servicing Agreement) shall occur prior to the Certificate Trust Termination Date or if any event specified in Section 5.1 of the Master

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

Indenture shall occur, then an "Early Amortization Event" will be deemed to have occurred with respect to all Series (including Series 2003-A) without any notice or other action on the part of the Indenture Trustee or the Holders of the Series 2003-A Notes immediately upon the occurrence of such event. If an Early Amortization Event (as defined in the Pooling and Servicing Agreement) or any event specified in Section 5.1 of the Master Indenture may be waived, such event may not be waived with respect to Series 2003-A without the prior written consent of Ambac. The Transferor shall promptly notify each Rating Agency of any such waiver. As set forth in Section 4.10(f), Ambac shall be deemed to be the sole Holder of the Series 2003-A Notes for purposes of this Section 6.1 so long as no Control Transfer Event shall have occurred and be continuing.

        Section 6.2 Events of Default. So long as no Control Transfer Event shall have occurred and be continuing, the following events shall constitute Events of Default with respect to the Series 2003-A Notes:

                (i) default in the payment of the principal of any Class A Note, if and to the extent not previously paid, when the same becomes due and payable on the Stated Series Termination Date;

                (ii) default in the payment of any interest on any Class A Note when the same becomes due and payable, and such default shall continue for a period of two Business Days;

                (iii) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

                (iv) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of the Issuer, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay, or the admission in writing by the Issuer of its inability to pay, its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

                (v) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture in respect of the Series 2003-A Notes (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this
    Section 6.2 specifically dealt with) (all of such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose) and such default shall continue or not be cured for a period of sixty (60) days after there shall have been given, by registered or certified mail, return receipt requested to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Ambac, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder and, as a result of such default, the interests of the Holders of the Series 2003-A Notes are materially and adversely affected and continue to be materially and adversely affected during such 60-day period (which determination shall be made without giving effect to the availability of the Policy).

        If an Event of Default described in paragraph (i), (ii) or (v) of this
Section 6.2 shall occur and be continuing, then the Indenture Trustee, acting at the direction of or with the consent of Ambac, so long as no Control Transfer Event shall have occurred and be continuing, or the Holders of Series 2003-A Notes evidencing more than 50% of the principal balance of the Outstanding Series 2003-A Notes may declare all the Series 2003-A Notes to be immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the unpaid principal amount of the Series 2003-A Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Any payment made within the two Business Day period described in paragraph (ii) of this Section 6.2 shall be paid to Ambac to the extent that Ambac has paid such amount to the Indenture Trustee in accordance with the Policy. As set forth in Section 4.10(f), Ambac shall be deemed to be the sole Holder of the Series 2003-A Notes for purposes of this
Section 6.2 so long as no Control Transfer Event shall have occurred and be continuing.

        If an Event of Default described in paragraph (iii) or (iv) of this
Section 6.2 shall occur and be continuing, then the unpaid principal amount of the Series 2003-A Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become immediately due and payable.

        At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided in Article V of the Master Indenture, Ambac, so long as no Control Transfer Event shall have occurred and be continuing, by written notice to the Issuer, a Trustee Officer of the Indenture Trustee and the Rating Agencies, may rescind and annul such declaration and its consequences.

                                   ARTICLE VII
                                  MISCELLANEOUS

        Section 7.1     Restrictions on Transfer.

        (a) Each purchaser or transferee of a Class A Note shall be deemed to represent and warrant for the benefit of the Transferor and the Indenture Trustee that either (i) it is not acquiring such Class A Note with the plan assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or a "plan" (as defined in Section 4975(e)(1) of the Code) or (ii) the acquisition and holding of such Class A Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code. Each Class A Note will bear a legend substantially in the following form:

        AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

        (b) The Transferor may at any time, without the consent of the Series 2003-A Noteholders, (i) sell or transfer all or a portion of the Class B Notes, provided that (A) the Transferor shall have given notice to the Indenture Trustee and the Servicer of such proposed sale or transfer at least five Business Days prior to the consummation of such sale or transfer, (B) no Early Amortization Event shall have occurred prior to the consummation of such proposed sale or transfer; (C) the Transferor shall have delivered an Officer's Certificate dated the date of the consummation of such proposed sale or transfer to the effect that, in the reasonable belief of the Transferor, such action will not, based on the facts known to such officer at the time of such certification, cause an Early Amortization Event to occur with respect to any Series of Notes or cause an Early Amortization Event (as defined in the Pooling and Servicing Agreement) to occur with respect to any Series of Certificates (as defined in the Pooling and Servicing Agreement), (D) the Transferor shall have provided an Opinion of Counsel addressed to the Indenture Trustee, dated the date of such certificate, to the effect that such proposed sale or transfer will not (w) adversely affect the tax characterization as debt of Notes of any outstanding Series or Class with respect to which an Opinion of Counsel addressed to the Indenture Trustee was delivered at the time of their issuance that such Notes would be characterized as debt, (x) adversely affect the tax characterization as debt of Notes of any outstanding Series or Class with respect to which an Opinion of Counsel addressed to the Indenture Trustee was delivered at the time of their issuance that such Notes would be characterized as debt, (y) cause the Issuer to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (z) cause or constitute an event in which gain or loss would be recognized by any Noteholder, and (E) the Rating Agency Condition shall have been satisfied.

        (c) No Class B Note or any interest therein may be Transferred except in accordance with this Section 7.1. No Class B Note or any interest therein may be Transferred to any Person (each, an "Assignee") unless the Assignee shall have executed and delivered the certification referred to in
Section 7.1(d) and each of the Transferor and the Servicer shall have granted its prior consent thereto. The consent of the Transferor and the Servicer shall be granted unless the Transferor reasonably determines that such Transfer would create a risk that the Issuer would be classified for federal or any applicable state tax purposes as an association or publicly traded partnership taxable as a corporation; provided, however, that any attempted Transfer that would cause the number of Holders to exceed ninety-nine shall be void.

        (d) Each initial purchaser of a Class B Note or any interest therein and any Assignee shall certify to the Transferor, the Servicer and the Indenture Trustee that it is either (x)(A) a citizen or resident of the United States, (B) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Class B Notes may constitute unrelated business taxable income or (C) a person not described in (A) or (B) whose ownership of the Class B Notes is effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) and whose ownership of any interest in a Class B Note will not result in any withholding obligation with respect to any payments with respect to the Class B Notes by any Person and who will furnish to the Noteholder making the Transfer, the Servicer and the Indenture Trustee, a properly executed United States Internal Revenue Service Form W-8ECI (and agree to provide a new Form W-8ECI upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws), (y) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source or (z) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) has the authority to control all substantial decisions of the trust or if the trust has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

        (e) Each initial purchaser of a Class B Note or any interest therein and any Assignee shall certify to the Transferor, the Servicer and the Indenture Trustee that it has neither acquired nor will it Transfer any interest in a Class B Note or cause an interest in a Class B Note to be marketed on or through
(i) an "established securities market" within the meaning of Section 7704(b)(1) of the Code and any treasury regulation thereunder, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) a "secondary market" within the meaning of Section 7704(b)(2) of the Code and any treasury regulation thereunder, including, without limitation, a market wherein interests in the Class B Notes are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Class B Notes and stands ready to effect buy or sell transactions at the quoted price for itself or on behalf of others. In addition, each initial purchaser of a Class B Note or any interest therein and any Assignee shall certify, prior to any delivery or Transfer to it of a Class B Note, that it is not and will not become, for so long as it holds an interest in a Class B Note, a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes. If an initial purchaser of an interest in a Class B Note or an Assignee cannot make the certification described in the preceding sentence, the Transferor may, in its sole discretion, prohibit a Transfer to such entity; provided, however, that if the Transferor agrees to permit such a Transfer, the Transferor, the Servicer or the Indenture Trustee may require additional certifications in order to prevent the Issuer from being treated as a publicly traded partnership. Each Holder acknowledges that special tax counsel to the Transferor may render Opinions of Counsel from time to time to the Transferor and others that the Issuer will not be treated as a publicly traded partnership taxable as a corporation, and that such Opinions of Counsel will rely in part on the accuracy of the certifications in this
Section 7.1(b).

        (f) Each Class B Note will bear a legend or legends substantially in the following form:

        EACH PURCHASER OF THIS CLASS B NOTE REPRESENTS AND WARRANTS FOR THE BENEFIT OF THE TRANSFEROR AND THE INDENTURE TRUSTEE THAT SUCH PURCHASER IS NOT
(I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, (II) A PLAN (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")) WHETHER OR NOT SUBJECT TO SECTION 4975 OF THE CODE, (III) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" (AS DESCRIBED IN 29 C.F.R. 2510.3-101) BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY OR (IV) A PERSON INVESTING "PLAN ASSETS" (AS DESCRIBED IN 29 C.F.R. 2510.3-101) OF ANY SUCH PLAN (INCLUDING, FOR PURPOSES OF CLAUSES (III) AND (IV), INSURANCE COMPANY GENERAL ACCOUNTS BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED).

        THIS CLASS B NOTE MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED, NOR MAY AN INTEREST IN THIS CLASS B NOTE BE MARKETED, ON OR THROUGH AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY TREASURY REGULATION THEREUNDER, INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER-MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS.

        THIS CLASS B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS CLASS B NOTE, BY THE PURCHASE HEREOF, AGREES THAT THIS CLASS B NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE TRANSFEROR OR (2) TO A LIMITED NUMBER OF INSTITUTIONAL "ACCREDITED INVESTORS" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) AND IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (UPON DELIVERY OF THE DOCUMENTATION REQUIRED BY THE POOLING AND SERVICING AGREEMENT AND, IF THE INDENTURE TRUSTEE SO REQUIRES, AN OPINION OF COUNSEL SATISFACTORY TO THE INDENTURE TRUSTEE). EACH BENEFICIAL OWNER OF A CLASS B NOTE, BY THE ACCEPTANCE OF A BENEFICIAL INTEREST HEREIN, IS DEEMED TO REPRESENT THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT). THIS CLASS B NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT AND REGISTRAR THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SERIES 2003-A INDENTURE SUPPLEMENT HAVE BEEN COMPLIED WITH. THIS CLASS B NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR

OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF EACH OF THE TRANSFEROR AND THE SERVICER AND UNLESS AND UNTIL THE INDENTURE TRUSTEE SHALL HAVE RECEIVED THE CERTIFICATIONS REQUIRED BY THE SERIES 2003-A INDENTURE SUPPLEMENT.

        AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

        (g) Upon surrender for registration of transfer of a Class B Note at the office of the Transfer Agent and Registrar, accompanied by a certification by the Class B Noteholder substantially in the form of Exhibit F, executed by the registered owner, in person or by such Class B Noteholder's attorney thereunto duly authorized in writing, and receipt by the Indenture Trustee of the written consent of each of the Transferor and the Servicer to such transfer, such Class B Note shall be transferred upon the Note Register, and the Transferor shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferees one or more new registered Class B Notes of any authorized denominations and of a like aggregate principal amount and tenor. Each transfer of a Class B Note shall be subject to the restrictions set forth in this Section 7.1 and to such other restrictions as shall be set forth in the text of the Class B Notes. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.

        Section 7.2 Ratification of Master Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken, and construed as one and the same instrument.

        Section 7.3 Counterparts. This Indenture Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

        Section 7.4 Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 7.5 Subordination of Certain Termination Payments. Notwithstanding anything contained in Section 12.2(c) of the Pooling and Servicing Agreement, upon the sale of Receivables or interests therein as provided in Section 12.2(c) of the Pooling and Servicing Agreement, the proceeds of any such sale payable in respect of the Series 2003-A Notes shall be payable first to the Class A Noteholders on a pro rata basis until all obligations payable in respect of the Class A Notes are paid in full, second to Ambac in payment of any unpaid amounts described in Sections 4.5(a)(v), (viii) and (ix) in that order of priority, and third to the

Class B Noteholders on a pro rata basis until all obligations payable in respect of the Class B Notes are paid in full.

        Section 7.6 Paired Series. Subject to obtaining confirmation by each Rating Agency of the then existing ratings of each class of Series 2003-A Notes which is then rated, and prior to the commencement of the Early Amortization Period, the Series 2003-A Notes may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series and funded primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Series 2003-A Noteholders. As principal is paid or deposited into the Principal Funding Account with respect to the Series 2003-A Notes, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will, if requested by the Transferor, be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may, if requested by the Transferor, be sold by the Issuer (and the proceeds thereof will, if requested by the Transferor, be distributed to the Transferor) and, in either case, the note principal balance or invested amount of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 2003-A Notes, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate note principal balance or invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the principal amount paid to the Series 2003-A Noteholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described in Section 2.11. If the Rating Agency Condition shall have been satisfied, the numerator of the Fixed Allocation Percentage with respect to allocations of Collections of Principal Receivables may be changed upon the occurrence of an Early Amortization Event with respect to (and as defined in the Supplement for) a Paired Series (provided that such numerator is not less than the Invested Amount as of the last day of the Revolving Period (as defined in the Supplement for such Paired Series)).

        Section 7.7 Concerning the Indenture Trustee. The Indenture Trustee in acting hereunder shall be afforded the rights, privileges, immunities and indemnities set forth in Article VI of the Master Indenture as if fully set forth herein.

        Section 7.8 Third Party Beneficiary. Ambac is an express third-party beneficiary of this Indenture Supplement and the Indenture will inure to the benefit of Ambac. So long as no Control Transfer Event shall have occurred and be continuing, this Indenture Supplement may not be amended without the prior written consent of Ambac (which consent shall not be unreasonably withheld).

        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective officers as of the day and year first above written.

                                        FNANB CREDIT CARD MASTER NOTE TRUST,
                                        as Issuer

                                        By: WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Owner Trustee

                                        By: /s/ Patricia A. Evans
                                            Name:  Patricia A. Evans
                                            Title: Assistant Vice President

                                        JPMORGAN CHASE BANK,
                                        not in its individual capacity but
                                        solely as Indenture Trustee

                                        By: /s/ Connie Cho
                                            Name:  Connie Cho
                                            Title: Trust Officer

Acknowledged and Accepted:

FIRST NORTH AMERICAN NATIONAL BANK,
as Servicer

By: /s/ Daniel P. Tierney
    Name:  Daniel P. Tierney
    Title: President

DC FUNDING INTERNATIONAL, INC.,
as Transferor

By: /s/ Philip J. Dunn
    Name:  Philip J. Dunn
    Title: Vice President

                                                                       EXHIBIT A
                                                         TO INDENTURE SUPPLEMENT

                              FORM OF CLASS A NOTE

                       FNANB CREDIT CARD MASTER NOTE TRUST
             CLASS A FLOATING RATE ASSET BACKED NOTE, SERIES 2003-A


         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THE HOLDER OF THIS CLASS A NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FNANB CREDIT CARD MASTER TRUST, A COMMON LAW TRUST ORGANIZED UNDER THE LAWS OF NEW YORK, THE TRANSFEROR OR THE ISSUER, OR JOIN IN INSTITUTING AGAINST FNANB CREDIT CARD MASTER TRUST, THE TRANSFEROR OR THE ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

         THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

REGISTERED                                                         $400,000,000*

No. A-1                                                      CUSIP NO. 302514AH7


                       FNANB CREDIT CARD MASTER NOTE TRUST
             CLASS A FLOATING RATE ASSET BACKED NOTE, SERIES 2003-A

         FNANB Credit Card Master Note Trust (herein referred to as the "Issuer" or the "Trust"), a Delaware Statutory Business Trust governed by a Trust Agreement dated as of July 1, 2002, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of FOUR HUNDRED MILLION DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the Stated Series Termination Date (which is the May 2011 Distribution Date), except as otherwise provided below or in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Principal of this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.


________________
*    Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

                                            FNANB CREDIT CARD MASTER NOTE TRUST,
                                              as Issuer

                                            By: Wilmington Trust Company,
                                                not in its individual capacity
                                                but solely as Owner Trustee


                                            By:_________________________________
                                               Name:
                                               Title:

Dated: May 29, 2003

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

                                               JPMORGAN CHASE BANK,
                                                 as Indenture Trustee


                                               By:______________________________
                                                     Authorized Signatory

Dated: May 29, 2003

                       FNANB CREDIT CARD MASTER NOTE TRUST
             CLASS A FLOATING RATE ASSET BACKED NOTE, SERIES 2003-A

                         Summary of Terms and Conditions

         This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as FNANB Credit Card Master Note Trust, Series 2003-A (the "Series 2003-A Notes"), issued under a Master Indenture dated as of July 1, 2002 (the "Master Indenture") between the Issuer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of May 29, 2003 (the "Indenture Supplement"), and representing the right to receive certain payments from the Issuer. The term "Indenture," unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

         The Class B Notes will also be issued under the Indenture.

         The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that neither the Owner Trustee nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of the Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

         The Noteholder, by its acceptance of this Note, will be deemed to have represented and warranted that either (i) it is not acquiring this Note with the plan assets of an "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1972, as amended ("ERISA")) which is subject to Title I of ERISA or a "plan" (as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) or (ii) the acquisition and holding of this Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

         This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

         THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE ISSUER, FIRST NORTH AMERICAN NATIONAL BANK, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

         The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

         THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATION LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                   ASSIGNMENT

Social Security or other identifying number of assignee ________________________

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________ attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________                             ______________________________**
                                                Signature Guaranteed:


__________________
** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.